                                                                    EXHIBIT 10.1


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                           LOAN AND SECURITY AGREEMENT


                                      AMONG


                             SAMUELS JEWELERS, INC.,
                                  AS BORROWER,


                    THE FINANCIAL INSTITUTIONS NAMED HEREIN,
                                   AS LENDERS,


                                       AND


                          FOOTHILL CAPITAL CORPORATION,
                                    AS AGENT


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
                                TABLE OF CONTENTS

                                                                    Page(s)
                                                                    -------

1.    DEFINITIONS AND CONSTRUCTION........................................1
      1.1   Definitions...................................................1
      1.2   Accounting Terms.............................................20
      1.3   Code.........................................................20
      1.4   Construction.................................................21
      1.5   Schedules and Exhibits.......................................21

2.    LOAN AND TERMS OF PAYMENT..........................................21
      2.1   Revolving Advances...........................................21
      2.2   Letters of Credit............................................28
      2.3   [Intentionally Deleted]......................................32
      2.4   [Intentionally Deleted]......................................32
      2.5   Payments.....................................................32
      2.6   Overadvances.................................................33
      2.7   Interest and Letter of Credit Fees:  Rates, Payments,
            and Calculations.............................................33
      2.8   Collection of Accounts.......................................35
      2.9   Crediting Payments; Application of Collections...............35
      2.10  Designated Account...........................................36
      2.11  Maintenance of Loan Account; Statements of Obligations.......36
      2.12  Fees.........................................................37
      2.13  Eurodollar Rate Loans........................................37
      2.14  Illegality...................................................39
      2.15  Requirements of Law..........................................40
      2.16  Taxes........................................................41
      2.17  Indemnity....................................................43
      2.18  Replacement of Lender........................................44

3.    CONDITIONS; TERM OF AGREEMENT......................................44
      3.1   Conditions Precedent to the Initial Advance and the
            Initial Letter of Credit.....................................44
      3.2   Conditions Precedent to all Advances and all Letters
            of Credit....................................................47
      3.3   Condition Subsequent.........................................47
      3.4   Term; Automatic Renewal......................................47
      3.5   Effect of Termination........................................48
      3.6   Early Termination by Borrower................................48
      3.7   Termination Upon Event of Default............................48

4.    CREATION OF SECURITY INTEREST......................................48
      4.1   Grant of Security Interest...................................48
      4.2   Negotiable Collateral........................................49






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      4.3   Collection of Accounts, General Intangibles, and
            Negotiable Collateral........................................49
      4.4   Delivery of Additional Documentation Required................49
      4.5   Power of Attorney............................................50
      4.6   Right to Inspect.............................................50

5.    REPRESENTATIONS AND WARRANTIES.....................................51
      5.1   No Encumbrances..............................................51
      5.2   Eligible Accounts............................................51
      5.3   Eligible Inventory...........................................51
      5.4   Equipment....................................................51
      5.5   Location of Inventory and Equipment..........................51
      5.6   Inventory Records............................................51
      5.7   Location of Chief Executive Office; FEIN.....................52
      5.8   Due Organization and Qualification; Subsidiaries.............52
      5.9   Due Authorization; No Conflict...............................52
      5.10  Litigation...................................................53
      5.11  No Material Adverse Change. .................................53
      5.12  Solvency.....................................................53
      5.13  Employee Benefits............................................53
      5.14  Environmental Condition......................................54
      5.15  Secured Tax Claims...........................................54

6.    AFFIRMATIVE COVENANTS..............................................54
      6.1   Accounting System............................................54
      6.2   Collateral Reporting.........................................54
      6.3   Financial Statements, Reports, Certificates..................55
      6.4   Tax Returns..................................................56
      6.5   Intentionally Deleted........................................56
      6.6   Returns......................................................56
      6.7   Title to Equipment...........................................56
      6.8   Maintenance of Equipment.....................................57
      6.9   Taxes........................................................57
      6.10  Insurance....................................................57
      6.11  No Setoffs or Counterclaims..................................58
      6.12  Location of Inventory and Equipment..........................58
      6.13  Compliance with Laws.........................................59
      6.14  Employee Benefits............................................59
      6.15  Leases.......................................................60
      6.16  Year 2000 Compliance.........................................60

7.    NEGATIVE COVENANTS.................................................60
      7.1   Indebtedness.................................................60
      7.2   Liens........................................................61
      7.3   Restrictions on Fundamental Changes..........................61






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      7.4   Disposal of Assets...........................................61
      7.5   Change Name..................................................61
      7.6   Guarantee....................................................61
      7.7   Nature of Business...........................................61
      7.8   Prepayments and Amendments...................................61
      7.9   Change of Control............................................62
      7.10  Consignments.................................................62
      7.11  Distributions................................................62
      7.12  Accounting Methods...........................................62
      7.13  Investments..................................................62
      7.14  Transactions with Affiliates.................................64
      7.15  Suspension...................................................64
      7.16  Consigned Inventory..........................................64
      7.17  Use of Proceeds..............................................64
      7.18  Change in Location of Chief Executive Office;
            Inventory and Equipment with Bailees.........................64
      7.19  No Prohibited Transactions Under ERISA.......................64
      7.20  Financial Covenants..........................................65
      7.21  Capital Expenditures.........................................66
      7.22  Credit Policies..............................................66
      7.23  Reorganization Transactions..................................66

8.    EVENTS OF DEFAULT..................................................66

9.    THE LENDER GROUP'S RIGHTS AND REMEDIES.............................68
      9.1   Rights and Remedies..........................................68
      9.2   Remedies Cumulative..........................................70

10.   TAXES AND EXPENSES.................................................71

11.   WAIVERS; INDEMNIFICATION...........................................71
      11.1  Demand; Protest; etc.........................................71
      11.2  The Lender Group's Liability for Collateral..................71
      11.3  Indemnification..............................................71

12.   NOTICES............................................................72

13.   CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.........................73

14.   DESTRUCTION OF BORROWER'S DOCUMENTS................................74

15.   ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.........................74
      15.1  Assignments and Participations...............................74
      15.2  Successors...................................................77




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16.   AMENDMENTS; WAIVERS................................................77
      16.1  Amendments and Waivers.......................................77
      16.2  No Waivers; Cumulative Remedies..............................78

17.   AGENT; THE LENDER GROUP............................................78
      17.1  Appointment and Authorization of Agent.......................78
      17.2  Delegation of Duties.........................................79
      17.3  Liability of Agent-Related Persons...........................80
      17.4  Reliance by Agent............................................80
      17.5  Notice of Default or Event of Default........................80
      17.6  Credit Decision..............................................81
      17.7  Costs and Expenses; Indemnification..........................81
      17.8  Agent in Individual Capacity.................................82
      17.9  Successor Agent..............................................83
      17.10 Withholding Tax..............................................83
      17.11 Collateral Matters...........................................84
      17.12 Restrictions on Actions by Lenders; Sharing of Payments......85
      17.13 Agency for Perfection........................................86
      17.14 Payments by Agent to the Lenders.............................86
      17.15 Concerning the Collateral and Related Loan Documents.........86
      17.16 Field Audits and Examination Reports; Confidentiality;
            Disclaimers by Lenders; Other Reports and Information........86
      17.17 Several Obligations; No Liability............................88

18.   GENERAL PROVISIONS.................................................88
      18.1  Effectiveness................................................88
      18.2  Section Headings.............................................88
      18.3  Interpretation...............................................88
      18.4  Severability of Provisions...................................88
      18.5  Counterparts; Telefacsimile Execution........................89
      18.6  Revival and Reinstatement of Obligations.....................89
      18.7  Integration..................................................90




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            SCHEDULES AND EXHIBITS
            ----------------------

Schedule A-1       Approved Vendors
Schedule C-1       Commitments on Closing Date
Schedule E-1       Eligible Inventory Locations
Schedule E-2       Material Excluded General Intangibles
Schedule P-1       Permitted Liens
Schedule 5.8       Subsidiaries
Schedule 5.1       Litigation
Schedule 5.1       ERISA Benefit Plans
Schedule 5.1       Environmental Condition
Schedule 5.1       Secured Tax Claims
Schedule 6.1       Location of Inventory and Equipment
Schedule 7.1       Indebtedness

Exhibit A-1       Form of Approved Vendor Collateral Access Agreement
Exhibit C-1       Form of Compliance Certificate
Exhibit 7.16      Form of Consignment Agreement
Exhibit 15.1      Form of Assignment and Acceptance

                           LOAN AND SECURITY AGREEMENT
                           ---------------------------


      THIS LOAN AND SECURITY AGREEMENT (THIS "AGREEMENT"), is entered into as of October 2, 1998, among SAMUELS JEWELERS, INC., a Delaware corporation ("Borrower"), with its chief executive office located at 2914 Montopolis Drive, Austin, Texas 78741, on the one hand, and the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), and FOOTHILL CAPITAL CORPORATION, as Agent, on the other hand.

      The parties agree as follows:

      1.    DEFINITIONS AND CONSTRUCTION.

            1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

                  "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account.

                  "Accounts" means all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods or the rendition of services by Borrower, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

                  "Adjusted Eurodollar Rate" means, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next whole multiple of 1/16 of 1% per annum) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to (i) 100% minus (ii) the Reserve Percentage. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

                  "Advances" has the meaning set forth in Section 2.1(a).

                  "Affiliate" means, as applied to any Person, any other Person who directly or indirectly controls, is controlled by, is under common control with or is a director or officer of, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote 5% or more of the securities having ordinary voting power for the election of directors or the direct or indirect power to direct the management and policies of a Person.

                  "Agent" means Foothill, solely in its capacity as agent for the Lenders, and shall include any successor agent.

                  "Agent Advance" has the meaning set forth in Section 2.1(h).

                  "Agent Loan" has the meaning set forth in Section 2.1(g).

                  "Agent-Related Persons" means Agent, together with its Affiliates, and the officers, directors, employees, counsel, agents, and attorneys-in-fact of Agent and such Affiliates.

                  "Agent's Account" has the meaning set forth in Section 2.8.

                  "Agent's Fee Letter" has the meaning set forth in Section
2.12.

                  "Agreement" has the meaning set forth in the preamble hereto.

                  "Approved Bank" means any bank whose short-term rating from Moody's Investors Service, Inc. is at least P-2 or the equivalent thereof or from Standard & Poor's Ratings Group is at least A-2 or the equivalent thereof.

                  "Approved Vendor" means a Person in the business of jewelry repair or manufacturing that has entered into a satisfactory Collateral Access Agreement with Agent substantially in the form of Exhibit A-1, and that is listed on Schedule A-1.

                  "Assignee" has the meaning set forth in Section 15.1.

                  "Assignment and Acceptance" has the meaning set forth in
Section 15.1 (a) and shall be in the form of Exhibit 15.1.

                  "Authorized Person" means any officer or other employee of Borrower.

                  "Availability" means, as of the date of determination, the result (so long as such result is a positive number) of (a) the lesser of the Borrowing Base or the Maximum Amount, less (b) the Revolving Facility Usage.

                  "Average Unused Portion of Maximum Amount" means, as of any date of determination, (a) the Maximum Amount, less (b) the sum of (i) the average Daily Balance of Advances that were outstanding during the immediately preceding month, plus (ii) the average Daily Balance of the undrawn Letters of Credit that were outstanding during the immediately preceding month.

                  "Bankruptcy Case" means the case under Chapter 11 of the Bankruptcy Code commenced by Barry's Jewelers, Inc., a California corporation and predecessor of the Borrower, styled In re Barry's Jewelers, Inc., Case No. LA97-27988VZ and filed in the Bankruptcy Court on May 11, 1997.





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
                  "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. ss. 101 et seq.), as amended, and any successor statute.

                  "Bankruptcy Court" means the United States Bankruptcy Court for the Central District of California having jurisdiction over the Bankruptcy Case.

                  "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which Borrower, any Subsidiary of Borrower, or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

                  "Borrower" has the meaning set forth in the preamble to this Agreement.

                  "Borrower's Books" means all of Borrower's books and records including: ledgers; records indicating, summarizing, or evidencing Borrower's properties or assets (including the Collateral) or liabilities; all information relating to Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

                  "Borrowing" means a borrowing hereunder consisting of Advances made on the same day by the Lenders, or by Agent in the case of an Agent Loan or an Agent Advance.

                  "Borrowing Base" has the meaning set forth in Section 2.1(a).

                  "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

                  "Change of Control" shall be deemed to have occurred at such time as a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) that has, as of the Closing Date, less than 10% of the total voting power of all classes of stock of Borrower then outstanding and entitled to vote in the election of directors becomes (other than as a result of distributions pursuant to the Plan of Reorganization) the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 25% of such voting power.

                  "Closing Date" means the date of the first to occur of the making of the initial Advance or the issuance of the initial Letter of Credit.

                  "Code" means the California Uniform Commercial Code.

                  "Collateral" means each of the following:

                  (a)   the Accounts,





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

                  (b)   Borrower's Books,

                  (c)   the Equipment,

                  (d) the General Intangibles (other than Excluded General Intangibles),

                  (e)   the Inventory,

                  (f)   the Investment Property,

                  (g)   the Negotiable Collateral,

                  (h)   [Intentionally Deleted.]

                  (i) any money, or other assets of Borrower that now or hereafter come into the possession, custody, or control of the Lender Group, and

                  (j) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Borrower's Books, Equipment, General Intangibles (other than Excluded General Intangibles), Inventory, Negotiable Collateral, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

                  "Collateral Access Agreement" means a landlord waiver, mortgagee waiver, bailee letter, or acknowledgement agreement of any warehouseman, processor, lessor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance satisfactory to Agent.

                  "Collections" means all cash, checks, notes, instruments, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

                  "Commitment" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Commitment" on Schedule C-1 or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 15.1, as such Commitment may be adjusted from time to time in accordance with the provisions of Section 15.1 and "Commitments" means, collectively, the aggregate amount of the commitments of all of the Lenders.

                  "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 and delivered by the chief accounting officer of Borrower to Agent.




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
                  "Confirmation Order" means the entered order of the Bankruptcy Court confirming the Plan of Reorganization.

                  "Cost" means, with respect to Inventory, Borrower's cost, determined on a basis consistent with Borrower's current and historical accounting practices.

                  "Credit Sales Chattel Paper" means any chattel paper of Borrower arising out of Borrower's in-house credit sales.

                  "Credit Sales Ratio" means the ratio of Borrower's in house credit sales divided by Borrower's total sales, measured on a trailing three month basis.

                  "Credit Sales Reserve" means, as of any date of determination, an amount sufficient to reduce the Lenders' advance rate against Eligible Accounts by one percentage point for each percentage point by which the Credit Sales Ratio is above 60%, as of the end of any fiscal quarter of Borrower.

                  "Daily Balance" means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.

                  "deems itself insecure" means that the Person deems itself insecure in accordance with the provisions of Section 1208 of the Code.

                  "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

                  "Defaulting Lender" has the meaning set forth in Section 2.1
(f)(ii).

                  "Defaulting Lender's Rate" means the Reference Rate for the first three days from and after the date the relevant payment is due and thereafter at the interest rate then applicable to Advances.

                  "Deliverable Instruments" means any Negotiable Collateral in which perfection of the security interest of the Agent for the benefit of the Lender Group may be effected only by possession (other than any such Negotiable Collateral evidencing a right to the payment of less than $50,000 for any individual item and less than $250,000 in the aggregate for all such items at any one time).

                  "Designated Account" means account number 004770473785 of Borrower maintained with Borrower's Designated Account Bank, or such other deposit account of Borrower (located within the United States) which has been designated, in writing and from time to time, by Borrower to Agent.

                  "Designated Account Bank" means NationsBank, N.A., whose office is located at 500 W. 7th, Forth Worth, TX 76113, and whose ABA number is 111000025.




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
                  "Dilution" means, in each case based upon the experience of the immediately prior 6 months, the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising, returns, promotions, credits, or other dilution with respect to the Accounts, by (b) Borrower's Collections (excluding extraordinary items) plus the Dollar amount of clause (a), as each of the foregoing is determined by Agent's audit staff in its reasonable credit judgment.

                  "Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce the Lenders' advance rate against Eligible Accounts by one percentage point for each percentage point by which Dilution is in excess of 5%.

                  "Disbursement Letter" means an instructional letter executed and delivered by Borrower to Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which shall be satisfactory to Agent.

                  "Dollars or $" means United States dollars.

                  "Early Termination Premium" has the meaning set forth in
Section 3.6.

                  "Eligible Accounts" means those Accounts created by Borrower in the ordinary course of business, that arise out of Borrower's sale of goods or rendition of services, that comply in all material respects with each and all of the representations and warranties respecting Accounts made by Borrower to the Lender Group in the Loan Documents, and that are and at all times continue to be acceptable to Agent in all respects in Agent's reasonable credit judgment in accordance with Agent's customary business practices; provided, however, that standards of eligibility may be fixed and revised from time to time by Agent in Agent's reasonable credit judgment in accordance with Agent's customary business practices. Eligible Accounts shall not include the following:

                  (a) Accounts that are "two payments past due" (but not "three payments past due" or more overdue) as reflected on Borrower's agings, but only to the extent that the aggregate amount thereof exceeds 7.5% of all Eligible Accounts, and all Accounts that are "three payments past due" or more overdue, as reflected on Borrower's agings;

                  (b) Accounts owed by an Account Debtor or its Affiliates where 50% or more of all Accounts owed by that Account Debtor (or its Affiliate) are deemed ineligible under clause (a) above;

                  (c) Accounts with respect to which the Account Debtor is an Affiliate or agent of Borrower or with respect to which the Account Debtor is an employee of Borrower (but only to the extent the amount thereof exceeds $50,000 outstanding at any one time);

                  (d) Accounts with respect to which goods have been (i) placed on consignment, or (ii) sold under guaranteed sale, sale or return, sale on approval, bill and hold,




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
or other terms (other than Borrower's customary credit/refund/exchange policies) by reason of which the payment by the Account Debtor may be conditional;

                  (e) Accounts that are not payable in Dollars or with respect to which the Account Debtor: (i) does not maintain its chief executive office (or, if an individual, his or her residence) in the United States or Canada, or
(ii) is not organized under the laws of (or, if an individual, is not a citizen or resident of) the United States or Canada or any State, Province, or Territory thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent, or (z) the Account is covered by credit insurance in form and amount, and by an insurer, satisfactory to Agent;

                  (f) Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Borrower has complied, to the satisfaction of Agent, with the Assignment of Claims Act, 31 U.S.C. ss. 3727), or (ii) any State of the United States (exclusive, however, of Accounts owed by any State that does not have a statutory counterpart to the Assignment of Claims Act);

                  (g) Accounts with respect to which the Account Debtor is a creditor of Borrower, has or has asserted a right of setoff, has disputed its liability, or has made any claim (other than pursuant to Borrower's customary refund/credit/exchange policies) with respect to the Account;

                  (h) Accounts with respect to an Account Debtor whose total obligations owing to Borrower exceed 10% of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage;

                  (i) Accounts with respect to which the Account Debtor is subject to any Insolvency Proceeding, or has become insolvent, or has gone out of business;

                  (j) Accounts the collection of which Agent in its reasonable credit judgment believes to be uncollectible, in whole or in part, by reason of the Account Debtor's financial condition;

                  (k) Accounts with respect to which (i) the goods giving rise to such Account have not been delivered to (or on behalf of) the Account Debtor
(ii) the Account Debtor has not signed a receipt for such goods, (iii) the services giving rise to such Account have not been performed and accepted by the Account Debtor, or (iv) the Account otherwise does not represent a final sale (except as provided under Borrower's customary credit/refund/ exchange policies); and





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
                  (l) Accounts with respect to which the Account Debtor is located in the states of New Jersey, Minnesota, or West Virginia (or any other state that requires a creditor to file a Business Activity Report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless Borrower has qualified to do business in New Jersey, Minnesota, West Virginia, or such other states, or has filed a Notice of Business Activities Report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement.

                  "Eligible In-Transit Inventory" means those items of Inventory that do not qualify as Eligible Landed Inventory solely because they are not in or in-transit between locations set forth on Schedule E-1 but: (a) such Inventory is currently in-transit from a location not set forth on Schedule E-1 to a location set forth on Schedule E-1, (b) title to such Inventory has passed to Borrower, (c) documents of title with respect to such Inventory, if any, have been delivered to Agent or its agent, or the Lender Group's first priority security interest in such Inventory has otherwise been perfected; (d) such Inventory is insured against types of loss, damage, hazards, and risks, and in amounts, satisfactory to Agent in Agent's reasonable credit judgment in accordance with Agent's customary business practices, and (e) such Inventory has been paid for or, if purchased under an Inventory Letter of Credit, such Inventory Letter of Credit either has been drawn upon in full and reimbursed, or expired undrawn; in each case, with documentation therefor in form and substance satisfactory to Agent in Agent's reasonable credit judgment in accordance with Agent's customary business practices.

                  "Eligible Inventory" means the Eligible In-Transit Inventory and the Eligible Landed Inventory.

                  "Eligible Landed Inventory" means Inventory consisting of finished goods held for sale in the ordinary course of Borrower's business, that are located at or in-transit between Borrower's premises identified on Schedule E-1, that comply in all material respects with each and all of the representations and warranties respecting Inventory made by Borrower to the Lender Group in the Loan Documents, and that are and at all times continue to be acceptable to the Agent in all respects in Agent's reasonable credit judgment in accordance with Agent's customary business practices; provided, however, that standards of eligibility may be fixed and revised from time to time by the Agent in the Agent's reasonable credit judgment in accordance with Agent's customary business practices. In determining the amount to be so included, Inventory shall be valued at the lower of Cost or market on a basis consistent with Borrower's current and historical accounting practices. An item of Inventory shall not be included in Eligible Landed Inventory if:

                  (a) it is not owned solely by Borrower or Borrower does not have good, valid, and marketable title thereto;

                  (b) it is not located at or in transit between one or more of the locations set forth on Schedule E-1 or the location of an Approved Vendor;

                  (c) it is not located on property owned or leased by Borrower or in a contract warehouse or with an Approved Vendor, in each case, subject to a Collateral Access Agreement executed by the mortgagee, lessor, the warehouseman, or other third party, as the case may be, and segregated or otherwise separately identifiable from goods of others, if any, stored on the premises, or Agent shall have instituted a reserve that is appropriate, in its sole discretion, to protect the value of the Lender Group's access to and security interest in any such Inventory;

                  (d) it is not subject to a valid and perfected first priority (subject only to Permitted Liens respecting Indebtedness not yet due and payable) security interest in favor of the Lender Group;

                  (e) to the extent it consists of goods returned or rejected by Borrower's customers; and

                  (f) it is obsolete or slow moving or constitutes a restrictive or custom item, raw materials, work-in-process, a component that is not part of finished goods, spare parts, packaging and shipping materials, supplies used or consumed in Borrower's business, Inventory subject to a Lien in favor of any third Person, bill and hold goods, defective goods, "seconds," trade-ins, repossessed goods, layaway goods, goods held for return to Borrower's vendors or to be melted, or Inventory acquired on consignment.

                  "Eligible Transferee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $5,000,000,000, or the asset based lending Lender Affiliate of such bank, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country, and having total assets in excess of $5,000,000,000, or the asset based lending Lender Affiliate of such bank; provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance or other financial institution, or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $500,000,000, (d) any Lender Affiliate (other than individuals) of an existing Lender, and (e) any other Person approved by Agent and Borrowers.

                  "Equipment" means all of Borrower's present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including, all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C. ss.ss. 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

                  "ERISA Affiliate" means (a) any corporation subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any party subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

                  "ERISA Event" means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of Borrower, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by Borrower or its Subsidiaries or any of their ERISA Affiliates.

                  "Eurodollar Rate" means, with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum (rounded upwards, if necessary, to the next whole multiple of 1/16 of 1% per annum) at which United States dollar deposits are offered to Agent (or its Affiliates) by major banks in the London interbank market (or other Eurodollar Rate market selected by Agent) on or about 11:00 a.m. (California time) two Business Days prior to the commencement of such Interest Period in amounts comparable to the amount of the Eurodollar Rate Loans requested by and available to Borrower in accordance with this Agreement and for a period of three months from the date of such offer.

                  "Eurodollar Rate Loans" means any Advance (or any portion thereof) made or outstanding hereunder during any period when interest on such Advance (or portion thereof) is payable based on the Adjusted Eurodollar Rate.

                  "Event of Default" has the meaning set forth in Section 8.

                  "Excluded General Intangibles" means those General Intangibles of Borrower (including any deposit or self-insurance reserve of Borrower or those material contract rights of Borrower listed on Schedule E-2, and any non-material contract right of Borrower), the granting of a security interest in which would be prohibited by the contract under which such rights arise (to the extent such prohibition is not rendered ineffective by Section 9318(4) of the
Code) or by law.

                  "Existing Lender" means the lending syndicate led by Bank Boston, N.A.

                  "FEIN" means Federal Employer Identification Number.

                  "Foothill" means Foothill Capital Corporation, a California corporation.

                  "Funding Date" means the date on which a Borrowing occurs.

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

                  "General Intangibles" means all of Borrower's present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

                  "GOB Value" means, with respect to Inventory, the "going out of business" or "net liquidation" value of such Inventory, expressed as a percentage of such Inventory's Cost, as determined by Gordon Brothers Retail Partners, LLC, HilCo/Great American LLC, or one or more other appraisers acceptable to Agent and Borrower, in their most recent appraisal.

                  "Governing Documents" means the certificate or articles of incorporation, by-laws, or other organizational or governing documents of any Person.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

                  "Indebtedness" means: (a) all obligations of Borrower for borrowed money (which would not include trade credit extended by vendors in the ordinary course of business), (b) all obligations of Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Borrower in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all capitalized obligations of Borrower under capital leases, (d) all obligations or liabilities of others secured by a Lien on any property or asset of Borrower, irrespective of whether such obligation or liability is assumed, and (e) any obligation of Borrower guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to Borrower) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person.

                  "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                  "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

                  "Intellectual Property Security Agreement" means that certain Intellectual Property Security Agreement, of even date herewith, between Borrower and Agent, on behalf of the Lender Group.

                  "Interest Period" means, for any Eurodollar Rate Loan, the period commencing on the Business Day such Eurodollar Rate Loan is disbursed or continued, or on the Business Day on which a Reference Rate Loan is converted to such Eurodollar Rate Loan, and ending on the date that is one, two or three months thereafter, as selected by Borrower and notified to Agent pursuant to
Section 2.1(d), and as further provided in Section 2.13(a) and (b).

                  "Inventory" means all present and future inventory in which Borrower has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

                  "Inventory Letter of Credit" means a documentary Letter of Credit issued to support the purchase by Borrower of Inventory prior to transit to a location set forth on Schedule E-1, that provides that all draws thereunder must require presentation of customary documentation (including, if applicable, commercial invoices, packing list, certificate of origin, bill of lading or airwaybill, customs clearance documents, quota statement, inspection certificate, beneficiaries statement, and bill of exchange, bills of lading, dock warrants, dock receipts, warehouse receipts, or other documents of title) in form and substance satisfactory to Agent in Agent's reasonable credit judgment in accordance with Agent's customary business practices and reflecting the passage to Borrower of title to Inventory conforming to Borrower's contract with the seller thereof. Any such Letter of Credit shall cease to be an "Inventory Letter of Credit" at such time, if any, as the goods purchased thereunder become Eligible Landed Inventory.

                  "Inventory Reserves" means reserves (determined from time to time by Agent in its reasonable discretion) for (a) the estimated costs relating to unpaid freight charges, warehousing or storage charges, taxes, duties, and other similar unpaid costs associated with the acquisition of Eligible In-Transit Inventory by Borrower, plus (b) the estimated reclamation claims of unpaid sellers of Inventory sold to Borrower.

                  "Investment Property" means all of Borrower's presently existing and hereafter acquired or arising investment property (as that term is defined in Section 9115 of the Code.

                  "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                  "L/C" has the meaning set forth in Section 2.2(a).

                  "L/C Guaranty" has the meaning set forth in Section 2.2(a).

                  "Lender" and "Lenders" have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 15.1.

                  "Lender Affiliate" means, as applied to any member of the Lender Group, any other Person directly or indirectly controlling, controlled by, or under common control with, that member of the Lender Group. For purposes of this definition, "control" as applied to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract, or otherwise.

                  "Lender Group" means, individually and collectively, each of the individual Lenders and Agent.

                  "Lender Group Expenses" means all: costs or expenses (including taxes, and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid or incurred by the Lender Group; fees or charges paid or incurred by the Lender Group in connection with the Lender Group's transactions with Borrower, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including the periodic Collateral appraisals and tests described in Section 4.6); costs and expenses incurred by Agent in the disbursement of funds to Borrower (by wire transfer or otherwise); charges paid or incurred by Agent resulting from the dishonor of checks; costs and expenses paid or incurred by Agent (including reasonable attorneys' fees and expenses) to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated; reasonable costs and expenses paid or incurred by the Lender Group in examining Borrower's Books; costs and expenses (including reasonable attorneys' fees and expenses) of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group's relationship with Borrower or any guarantor; and the Lender Group's reasonable attorneys fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing, defending, or concerning the Loan Documents (including reasonable attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower or any guarantor of the Obligations), irrespective of whether suit is brought. Prior to the existence of an Event of Default, Borrower's liability for the fees and expenses of counsel to the Lender Group shall be limited to reasonable attorneys' fees and expenses of one lead law firm representing Agent and one local counsel to Agent in each jurisdiction in which any tangible Collateral may be located, or where Borrower may be incorporated or have its chief executive office located. No costs or expenses of any Lender in respect of any appraisal or other transaction shall constitute Lender Group Expenses to the extent Sections 2.12(d) or 4.6 otherwise expressly provides for the reimbursement of costs or expenses of such type only for Agent, and no costs or expenses of any person in respect of any appraisal or other transaction shall constitute Lender Group Expenses in excess of any limit on the reimbursement of costs or expenses of such type provided by Sections 2.12(d) or 4.6.

                  "Letter of Credit" means an L/C or an L/C Guaranty, as the context requires.

                  "Lien" means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

                  "Loan Account" has the meaning set forth in Section 2.11.

                  "Loan Documents" means this Agreement, the Disbursement Letter, the Letters of Credit, the Lockbox Agreements, the Intellectual Property Security Agreement, the Agent's Fee Letter, any note or notes executed by Borrower and payable to the Lender Group, and any other agreement entered into, now or in the future, in connection with this Agreement.

                  "Lockbox Account" shall mean a depositary account established pursuant to one of the Lockbox Agreements.

                  "Lockbox Agreements" means those certain Lockbox Operating Procedural Agreements and those certain Depository Account Agreements, in form and substance satisfactory to Agent, each of which is among Borrower, Agent, and one of the Lockbox Banks.

                  "Lockbox Banks" means Wells Fargo Bank, N.A., NationsBank of Texas, and Glendale Federal Bank.

                  "Lockboxes" has the meaning set forth in Section 2.8.

                  "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower, (b) the material impairment of Borrower's ability to perform its obligations under the Loan Documents to which it is a party or of the Lender Group to enforce the Obligations or realize upon the Collateral, (c) a material adverse effect on the value of the Collateral or the amount that the Lender Group would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, or (d) a material impairment of the priority of the Lender Group's Liens with respect to the Collateral.

                  "Maximum Amount" means $50,000,000 on and after the Closing Date, which amount may be reduced upon Borrower's exercise of the Reduction Option pursuant to Section 2.1(n).

                  "Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Borrower, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

                  "Negotiable Collateral" means all of Borrower's present and future letters of credit, notes, drafts, instruments, Investment Property, securities (including the shares of stock of Subsidiaries of Borrower), documents, personal property leases (wherein Borrower is the lessor), and chattel paper.

                  "Obligations" means all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations under any outstanding Letters of Credit, premiums (including Early Termination Premiums), liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees, charges, costs, or Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by Borrower to the Lender Group of any kind and description (pursuant to or evidenced by the Loan Documents irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and further including all interest not paid when due and all Lender Group Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

                  "Originating Lender" has the meaning set forth in Section 15.1(e).

                  "Overadvance" has the meaning set forth in Section 2.6.

                  "Participant" has the meaning set forth in Section 15.1(e).

                  "Pay-Off Letter" means a letter, in form and substance reasonably satisfactory to Agent, from Existing Lender respecting the amount necessary to repay in full all of the obligations of Borrower owing to Existing Lender and obtain a termination or release of all of the Liens existing in favor of Existing Lender in and to the properties or assets of Borrower.

                  "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

                  "Permitted Accounts Sale" means a sale of all or substantially all of the Accounts on terms, and subject to intercreditor or other agreements, reasonably acceptable to Required Lenders.

                  "Permitted Liens" means (a) Liens held by the Lender Group,
(b) Liens for unpaid taxes that either (i) are not yet due and payable, (ii) are the subject of Permitted Protests, or (iii) are Secured Tax Claims, (c) Liens set forth on Schedule P-1, (d) the interests of lessors under operating leases and purchase money security interests and Liens of lessors under capital leases to the extent that the acquisition or lease of the underlying asset is permitted under Section 7.21 and so long as the Lien only attaches to the asset purchased or acquired and only secures the purchase price of the asset, (e) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet due and payable, or (ii) are the subject of Permitted Protests, (f) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (g) Liens or deposits to secure performance of bids, tenders, or leases (to the extent permitted under this Agreement), incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, (h) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of Borrower, (i) Liens of or resulting from any judgment or award that would not cause a Material Adverse Change and as to which the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which Borrower is in good faith prosecuting an appeal or proceeding for a review, and in respect of which a stay of execution pending such appeal or proceeding for review has been secured, (j) [intentionally deleted], and (k) with respect to any Real Property, easements, rights of way, zoning and similar covenants and restrictions, and similar encumbrances that customarily exist on properties of Persons engaged in similar activities and similarly situated and that in any event do not materially interfere with or impair the use or operation of the Collateral by Borrower or the value of the Lender Group's Lien on the Collateral, or materially interfere with the ordinary conduct of the business of Borrower; (l) licenses, leases, or subleases granted to third Persons not materially interfering with the ordinary course of business of Borrower, (m) Liens arising from precautionary Code (or other similar recording or notice statutes) financing statement filings regarding operating leases permitted pursuant to this Agreement, (n) any interest or title of a lessor, sublessor, or licensor under any lease or license agreement permitted by this Agreement, (o) Liens on the assets or property of Borrower existing prior to the time such assets were acquired by Borrower and not incurred as a result of (or in connection with or in anticipation of) such acquisition; provided that such Liens do not extend to or cover any property or assets of Borrower other than the property or assets so acquired, (p) Liens of a banking institution encumbering deposits (including the right of set-off) held by such banking institution incurred in the ordinary course of business and which are within general parameters customary within the banking industry, and
(q) Liens renewing, extending, or refunding any Lien permitted by clause (c) or
(o) to the extent not securing Indebtedness of any greater amount and not extending to any other property.

                  "Permitted Protest" means the right of Borrower to protest any Lien (other than any such Lien that secures the Obligations), tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the books of Borrower in an amount that is reasonably satisfactory to Agent, (b) any such protest is instituted and diligently prosecuted by Borrower in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Liens of the Lender Group in and to the Collateral.

                  "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

                  "Plan" means any employee benefit plan, program, or arrangement maintained or contributed to by Borrower or with respect to which it may incur liability within the meaning of Section 3(3) of ERISA.

                  "Plan of Reorganization" means Borrower's plan of reorganization confirmed by the Bankruptcy Court in the Bankruptcy Case.

                  "Pro-Rata Share" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the aggregate amount of the Commitments.

                  "Real Property" means any estates or interests in real property now owned or hereafter acquired by Borrower.

                  "Reduction Option" has the meaning set forth in Section
2.1(n).

                  "Reference Rate" means the variable rate of interest, per annum, most recently announced by Norwest Bank Minnesota, National Association, or any successor thereto, as its "base rate," irrespective of whether such announced rate is the best rate available from such financial institution.

                  "Reference Rate Loan" means any Advance (or portion thereof) made or outstanding hereunder during any period when interest on such Advance (or portion thereof) is payable based on the Reference Rate.

                  "Renewal Date" has the meaning set forth in Section 3.4.

                  "Reportable Event" means any of the events described in
Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

                  "Required Lenders" means, at any time, Agent together with such other Lenders whose Pro Rata Shares together with Agent aggregate 50.1% or more of the Commitments.

                  "Requirement of Law" means, as to any Person: (a) (i) all statutes and regulations and (ii) court orders and injunctions, arbitrators' decisions, and/or similar rulings, in each instance by any Governmental Authority or arbitrator applicable to or binding upon such Person or any of such Person's property or to which such Person or any of such Person's property is subject; and (b) that Person's organizational documents, by-laws and/or other instruments which deal with corporate or similar governance, as applicable.

                  "Reserve Percentage" for any Interest Period means, as of the date of determination thereof, the maximum percentage (rounded upward, if necessary to the nearest 1/100th of 1%), as determined by Agent (or its Affiliates) in accordance with its (or their) usual procedures (which determination shall be conclusive in the absence of manifest error), that is in effect on such date as prescribed by the Board of Governors of the Federal Reserve System for determining the reserve requirements (including supplemental, marginal, and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") having a term equal to such Interest Period by Agent or its Affiliates.

                  "Retiree Health Plan" means an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by
Section 601 of ERISA.

                  "Revolving Facility Usage" means, as of any date of determination, the aggregate amount of Advances and undrawn or unreimbursed Letters of Credit outstanding (other than the amount of any drawn Letter of Credit to the extent deemed to be an Advance pursuant to Section 2.2(a)).

                  "Seasonal Period" means, with respect to Advances against Inventory under Section 2.1(a)(y), the period from and including October 1 in any year through and including December 15 in that year; and with respect to Advances against Accounts under Section 2.1(a)(x), the period from and including December 15 in any year through and including the last day of February in the following year.

                  "Secured Tax Claims" means those certain "Secured Tax Claims" referenced in Section (x)(A)(3) of the Plan of Reorganization, the aggregate amount of which shall be no greater than $410,000.

                  "Settlement" has the meaning set forth in Section 2.1(i)(i).

                  "Settlement Date" has the meaning set forth in Section 2.1(i)(i).

                  "Solvent" means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

                  "Specified Deposit Account" means a deposit account of Borrower that is (a) used in the ordinary course of Borrower's business for the deposit of cash, checks, wire transfers and other items of payment; (b) not evidenced by a certificate of deposit; (c) not used to hold Investment Property;
(d) not a Lockbox Account; and (e) identified to Agent in writing.

                  "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corpora tion, partnership, limited liability company, or other entity.

                  "Tangible Net Worth" means, as of any date of determination, the difference of (a) Borrower's total stockholder's equity, minus (b) the sum of: (i) all Intangible Assets of Borrower, (ii) all of Borrower's prepaid expenses, and (iii) all amounts due to Borrower from Affiliates other than any consolidated Subsidiary. The calculation of Tangible Net Worth shall be subject to Borrower's fresh start accounting adjustments.

                  "Tax Loan Notes" means those certain promissory notes payable to Borrower, in an aggregate principal amount of approximately $1,700,000, evidencing loans made to Borrower's senior management in respect of certain tax obligations.

                  "Voidable Transfer" has the meaning set forth in Section 18.6.

                  "Year 2000 Compliant" means, with regard to any Person, that all software utilized by and material to the business operations or financial condition of, such Person is able to interpret and manipulate data on and involving all calendar dates correctly and without causing any abnormal ending scenario, including in relation to dates in and after the year 2000.

            1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower on a consolidated basis unless the context clearly requires otherwise.

            1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

            1.4 CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by the Agent or the requisite members of the Lender Group. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable. With respect to any provision herein requiring any act, event or condition to be "satisfactory" or "acceptable" to Agent, Agent shall act in good faith in determining whether any such act, event or condition is so satisfactory or acceptable.

            1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

      2.    LOAN AND TERMS OF PAYMENT.

            2.1   REVOLVING ADVANCES.

                  (a) Subject to the terms and conditions of this Agreement, each Lender agrees to make advances ("Advances") to Borrower in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the lesser of (i) the Maximum Amount less the outstanding balance of all undrawn or unreimbursed Letters of Credit, or (ii) the Borrowing Base less
(A) the aggregate amount of all undrawn or unreimbursed Letters of Credit (other than Inventory Letters of Credit), less (B) 30% (25% during a Seasonal Period) of the aggregate amount of all undrawn or unreimbursed Inventory Letters of Credit plus duty and domestic landing costs associated with Inventory purchased therewith. For purposes of this Agreement, "Borrowing Base", as of any date of determination, shall mean the result of:

                        (x) the lesser of (i) 80% (85% during a Seasonal Period)
            of Eligible Accounts, less the aggregate amount, if any, of the Dilution Reserve and the Credit Sales Reserve, and (ii) an amount equal to Borrower's Collections with respect to Accounts (i.e. excluding cash sales) for the immediately preceding 45 day period, times six; provided, however, that from and after Borrower's exercise of the Reduction Option, the amount of credit availability created by this paragraph (x) shall be $0, plus

                        (y) the lesser of (i) 70% (75% during a Seasonal Period)
            of the Cost of Eligible Inventory, less the amount, if any, of the Inventory Reserve, and reserves for gift certificates outstanding and for shrinkage, and

            (ii) 80% (85% during a Seasonal Period) of the GOB Value of Eligible Inventory, less the amount, if any, of the Inventory Reserve and reserves for gift certificates outstanding and for shrinkage, minus

                        (z) the aggregate amount of reserves for (i) sales taxes
            and ad valorem taxes, (ii) the amount of any Collections that the Lender Group could be required to pay to consignors of inventory where such consignors have not entered into an acceptable intercreditor agreement with Agent, (iii) the amount of the Secured Tax Claims (iv) rent with respect to leased locations where an acceptable Collateral Access Agreement has not been obtained (not to exceed the allocable portion of the net amount computed under Paragraph 2.1(a)(y) in respect of Inventory at such leased locations), and (v) other reserves, if any, established by Agent under Sections 2.1(b), 6.15 and 10.

                  (b) Anything to the contrary in Section 2.1(a) above notwith standing, Agent may create reserves against the Borrowing Base or reduce its advance rates based upon Eligible Accounts or Eligible Inventory without declaring an Event of Default if it determines that there has occurred a Material Adverse Change.

                  (c) Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

                  (d) Procedure for Borrowing. Each Borrowing shall be made upon Borrower's irrevocable request therefor delivered to Agent (which notice must be received by Agent no later than 10:00 a.m. (California time) on the Funding Date if such advance is for $5,000,000 or less or no later than 10:00 a.m. (California time) on the Business Day immediately preceding the requested Funding Date if such advance is for more than $5,000,000) specifying (i) the amount of the Borrowing; and (ii) the requested Funding Date, which shall be a Business Day.

                  (e) Agent's Election. Promptly after receipt of a request for a Borrowing pursuant to Section 2.1(d) in excess of $5,000,000, the Agent shall elect, in its discretion, (i) to have the terms of Section 2.1(f) apply to such requested Borrowing, or (ii) to make an Agent Loan pursuant to the terms of
Section 2.1(g) in the amount of the requested Borrowing. Any requested Borrowing of $5,000,000 or less shall be made as an Agent Loan pursuant to the terms of
Section 2.1(g).

                  (f) Making of Advances.

                  (i) In the event that the Agent shall elect to have the terms of this Section 2.1(f) apply to a requested Borrowing in excess of $5,000,000 as described in Section 2.1(e), then promptly after receipt of a request for a Borrowing pursuant to Section 2.1(d), the Agent shall notify the Lenders, not later than 1:00 p.m. (California time) on the Business Day immediately preceding the Funding Date applicable thereto, by telephone and promptly followed by telecopy, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to the Agent in same day funds, to such account of the Agent as the Agent may designate, not later than 12:00 p.m. (California time) on the Funding Date applicable thereto. After the Agent's receipt of the proceeds of such Advances, upon satisfaction of the applicable conditions precedent set forth in Sections 3.1 and 3.2, the Agent shall make the proceeds of such Advances available to Borrower on the applicable Funding Date by transferring same day funds equal to the proceeds of such Advances received by the Agent to the Designated Account; provided, however, that, subject to the provisions of Section 2.1(l), the Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance if the Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that (A) one or more of the applicable conditions precedent set forth in Sections 3.1 or 3.2 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (B) the requested Borrowing would exceed the Availability on such Funding Date.

                     (ii) Unless Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrower the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lenders Rate for each day during such period. A notice from Agent submitted to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is paid to Agent such payment to Agent shall constitute such Lender's Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not paid to Agent on the Business Day following the Funding Date, Agent will notify Borrower of such failure to fund and, upon demand by Agent, Borrower shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. The failure of any Lender to make any Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on any Funding Date. Any Lender that fails to make any Advance that it is required to make hereunder on any Funding Date and that has not cured such failure by making such Advance within one Business Day after written demand upon it by Agent to do so, shall constitute a "Defaulting Lender" for purposes of this Agreement until such Advance is made.

                     (iii) Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, re-lend to Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Defaulting Lender's Commitment shall be deemed to be zero. This section shall remain effective with respect to such Defaulting Lender until (A) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable or (B) the non-Defaulting Lenders constituting Required Lenders (determined as aforesaid), Agent, and Borrower shall have waived such Defaulting Lender's default in writing. The operation of this section shall not be construed to increase or otherwise affect the Commitment of any non-Defaulting Lender, or relieve or excuse the performance by Borrower of its duties and obligations hereunder.

                  (g)   Making of Agent Loans.

                     (i) In the event the Agent shall elect to have the terms of this Section 2.1(g) apply to a requested Borrowing in excess of $5,000,000 as described in Section 2.1(e) or in the event of any requested Borrowing of $5,000,000 or less, Agent shall make an Advance in the amount of such Borrowing (any such Advance made solely by Agent pursuant to this Section 2.1(g) being referred to as an "Agent Loan" and such Advances being referred to collectively as "Agent Loans") available to Borrower on the Funding Date applicable thereto by transferring same day funds to Borrower's Designated Account. Each Agent Loan is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that all payments thereon shall be payable to Agent solely for its own account (and for the account of the holder of any participation interest with respect to such Advance). Subject to the provisions of Section 2.1(l), the Agent shall not make any Agent Loan if the Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that (i) one or more of the applicable conditions precedent set forth in Sections 3.1 or 3.2 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (ii) the requested Borrowing would exceed the Availability on such Funding Date. Agent shall not otherwise be required to determine whether the applicable conditions precedent set forth in Sections 3.1 or 3.2 have been satisfied on the Funding Date applicable thereto prior to making, in its sole discretion, any Agent Loan.

                     (ii) The Agent Loans shall be secured by the Collateral and shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Obligations pursuant to Section 2.7.

                  (h)   Agent Advances.

                        (i) Agent hereby is authorized by Borrower and the Lenders, from time to time in Agent's sole discretion, (1) after the occurrence of a Default or an Event of Default (but without constituting a waiver of such Default or Event of Default), or (2) at any time that any of the other applicable conditions precedent set forth in Section 3.1 or 3.2 have not been satisfied, to make Advances to Borrower on behalf of the Lenders which Agent, in its reasonable business judgment, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Obligations, or (C) to pay any other amount then chargeable to Borrower pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in Section 10 (any of the Advances described in this Section 2.1(h) being hereinafter referred to as "Agent Advances"); provided, that Agent shall not make any Agent Advances to Borrower without the consent of the Required Lenders if the amount thereof would exceed $2,500,000 in the aggregate at any one time.

                        (ii) Agent Advances shall be repayable on demand and secured by the Collateral, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to the Obligations pursuant to Section 2.7.

                  (i) Settlement. It is agreed that each Lender's funded portion of the Advances is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, the Agent and the Lenders agree (which agreement shall not be for the benefit of or enforceable by, and shall not increase or otherwise affect the obligations of, Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances, the Agent Loans, and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                        (i) The Agent shall request settlement ("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by the Agent, (1) for itself, with respect to each Agent Loan and Agent Advance, and (2) with respect to Collections received, as to each by notifying the Lenders by telephone and promptly followed by telecopy, or other similar form of transmission, of such requested Settlement, no later than 1:00 p.m. (California time) on the Business Date immediately preceding the date of such requested Settlement (the "Settlement Date"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Agent Loans, and Agent Advances for the period since the prior Settlement Date, the amount of repayments received in such period, and the amounts allocated to each Lender of the principal, interest, fees, and other charges for such period. Subject to the terms and conditions contained herein (including Section 2.1(i)(ii)): (y) if a Lender's balance of the Advances, Agent Loans, and Agent Advances exceeds such Lender's Pro Rata Share of the Advances, Agent Loans, and Agent Advances as of a Settlement Date, then Agent shall by no later than 1:00 p.m (California time) on the Settlement Date transfer in same day funds to the account of such Lender as Lender may designate, an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Agent Loans, and Agent Advances; and (z) if a Lender's balance of the Advances, Agent Loans, and Agent Advances is less than such Lender's Pro Rata Share of the Advances, Agent Loans, and Agent Advances as of a Settlement Date, such Lender shall no later than 1:00 p.m. (California time) on the Settlement Date transfer in same day funds to such account of the Agent as the Agent may designate, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Agent Loans, and Agent Advances. Such amounts made available to the Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Agent Loan or Agent Advance and, together with the portion of such Agent Loan or Agent Advance representing Foothill's Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to the Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, the Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lenders Rate.

                        (ii) In determining whether a Lender's balance of the Advances, Agent Loans, and Agent Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances, Agent Loans, and Agent Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received by Agent with respect to principal, interest, fees payable by Borrower and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent to that Lender as part of such Settlement; provided, however, that the initial installment of the Facility Fee payable by Borrower under Section 2.12(c) shall be distributed to the Lenders within three Business Days following the Closing Date without regard to the netting of amounts owing to or owed by any Lender as part of a Settlement.

                        (iii) Between Settlement Dates, the Agent, to the extent no Agent Advances or Agent Loans are outstanding, may pay over to Foothill any payments received by the Agent, which in accordance with the terms of the Agreement would be applied to the reduction of the Advances, for application to Foothill's Pro Rata Share of the Advances. If, as of any Settlement Date, Collections received since the then immediately preceding Settlement Date have been applied to Foothill's Pro Rata Share of the Advances other than to Agent Loans or Agent Advances, as provided for in the previous sentence, Foothill shall pay to the Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, the Agent with respect to Agent Loans and Agent Advances, and each Lender with respect to the Advances other than Agent Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by the Agent or the Lenders, as applicable.

                  (j) Notation. The Agent shall record on its books the principal amount of the Advances owing to each Lender, including the Agent Loans and Agent Advances owing to the Agent, and the interests therein of each Lender, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances in its books and records, including computer records, such books and records constituting rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

                  (k) Lenders' Failure to Perform. All Advances (other than Agent Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advances hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Advances hereunder, and (ii) no failure by any Lender to perform its obligation to make any Advances hereunder shall excuse any other Lender from its obligation to make any Advances hereunder.

                  (l) Overadvances. Agent may make voluntary Overadvances without the written consent of the Required Lenders for amounts charged to the Loan Account for interest, fees or Lender Group Expenses pursuant to Section 2.1(h)(i)(2)(C). If the conditions for borrowing under Section 3.2(d) cannot be fulfilled, the Agent may, but is not obligated to, knowingly and intentionally continue to make Advances (including Agent Loans) to Borrower such failure of condition notwithstanding, so long as, at any time, (i) either (A) the outstanding Revolving Facility Usage would not exceed the Borrowing Base by more than $2,000,000 or (B) (y) the outstanding Revolving Facility Usage would not exceed the Borrowing Base by more than the amount proposed by Agent and agreed to by the Required Lenders, and (z) such Advances are made pursuant to a plan (proposed by Agent and agreed to by the Required Lenders) for the elimination of the outstanding Revolving Facility Usage in excess of the Borrowing Base, and
(ii) the outstanding Revolving Facility Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Amount. The foregoing provisions are for the sole and exclusive benefit of the Agent and the Lenders and are not intended to benefit Borrower in any way. The Advances and Agent Loans, as applicable, that are made pursuant to this Section 2.1(l) shall be subject to the same terms and conditions as any other Agent Advance or Agent Loan, as applicable, except that the rate of interest applicable thereto shall be the rates set forth in Section 2.7(c)(i) without regard to the presence or absence of a Default or Event of Default; provided, that the Required Lenders may, at any time, revoke Agent's authorization contained in this Section 2.1(l) to make Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses), any such revocation to be in writing and to become effective upon Agent's receipt thereof; provided further, however, that the making of such Overadvances shall not constitute a waiver of such Event of Default arising therefrom.

                  In the event Agent obtains actual knowledge that Revolving Facility Usage exceeds the amount permitted by the preceding paragraph, regardless of the amount of or reason for such excess, Agent shall notify Lenders as soon as practicable (and prior to making any (or any further) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and Lenders thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrower intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrower to an amount permitted by the preceding paragraph. In the event any Lender disagrees over the terms of reduction and/or repayment of any Overadvance, the terms of reduction and/or repayment thereof shall be implemented according to the determination of the Required Lenders.

                  Each Lender shall be obligated to settle with Agent as provided in Section 2.1(i) for the amount of such Lender's Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.1(l), and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.

                  (m) Effect of Bankruptcy. If a case, other than the Bankruptcy Case, is commenced by or against Borrower under the Bankruptcy Code, or other statute providing for debtor relief, then, without the approval of Required Lenders, the Lender Group shall not make additional loans or provide additional financial accommodations under the Loan Documents to Borrower as debtor or debtor-in-possession, or to any trustee for Borrower, nor consent to the use of cash collateral (provided that the Loan Account shall continue to be charged, to the fullest extent permitted by law, for accruing interest, fees, and Lender Group Expenses).

                  (n) Reduction Option. Borrower shall have the option (the "Reduction Option") to reduce the Maximum Amount, without incurring any Early Termination Premium. The Reduction Option may be exercised only: (i) when no Default or Event of Default exists, (ii) prior to April 1, 2000, (iii) after the consummation of the Permitted Accounts Sale, and (iv) upon 15 days' (or such shorter period not less than two Business Days as may be approved by the Agent) advance written notice to Agent. The amount of such reduction shall be at least $5,000,000 or integral multiples thereof; provided, however, that the Maximum Amount may not, as a result, be less than $25,000,000.

            2.2   LETTERS OF CREDIT.

                  (a) Agreement to Cause Issuance; Amounts; Outside Expiration Date. Subject to the terms and conditions of this Agreement, Agent agrees, at any time and from time to time, upon the written request of Borrower, either (i) to issue letters of credit for the account of Borrower (each, an "L/C") or (ii) to issue guarantees of payment (each such guaranty, an "L/C Guaranty") with respect to letters of credit issued by an issuing bank for the account of Borrower. Agent shall have no obligation to issue a Letter of Credit if any of the following would result:

                        (i) the sum of 30% (25% during a Seasonal Period) of the aggregate amount of all undrawn or unreimbursed Inventory Letters of Credit, and the Inventory Reserves associated with Inventory purchased therewith plus 100% of the aggregate amount of all other types of undrawn or unreimbursed Letters of Credit, would exceed the Borrowing Base less the amount of outstanding Advances (including any Agent Advances and Agent Loans); or

                        (ii)  the aggregate amount of all undrawn or
unreimbursed Letters of Credit (including Inventory Letters of Credit) would exceed the lower of: (x) the Maximum Amount less the amount of outstanding Advances (including any Agent Advances and Agent Loans); and (y) $5,000,000; or

                        (iii) the outstanding Obligations would exceed the Maximum Amount.

Borrower expressly understands and agrees that Agent shall have no obligation to arrange for the issuance by issuing banks of the letters of credit that are to be the subject of L/C Guarantees. Borrower and the Lender Group acknowledge and agree that certain of the letters of credit that are to be the subject of L/C Guarantees may be outstanding on the Closing Date. Each Letter of Credit shall have an expiry date no later than 30 days prior to the date on which this Agreement is scheduled to terminate under Section 3.4 (without regard to any potential renewal term) and all such Letters of Credit shall be in form and substance acceptable to Agent in its sole discretion. If the Lender Group is obligated to advance funds under a Letter of Credit, the amount so advanced immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances under
Section 2.7. For purposes of calculations pursuant to this Section 2.2(a) and
Section 2.1(a), any drawn Letter of Credit to the extent deemed an Advance pursuant to the preceding sentence shall no longer be deemed unreimbursed.

                  (b) Indemnification. Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, including payments made by the Lender Group, expenses, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Letter of Credit. Borrower agrees to be bound by the issuing bank's regulations and interpretations of any letters of credit guaranteed by the Lender Group and opened to or for Borrower's account or by Agent's reasonable interpretations of any Letter of Credit issued by Agent to or for Borrower's account, even though this interpretation may be different from Borrower's own, and Borrower understands and agrees that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, to the extent that the Lender Group (or any member thereof) follows Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Borrower understands that the L/C Guarantees may require the Lender Group to indemnify the issuing bank for certain costs or liabilities arising out of claims by Borrower against such issuing bank. Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any L/C Guaranty as a result of the Lender Group's indemnification of any such issuing bank (other than to the extent that a court of competent jurisdiction finally determines that such loss, cost, expense, or liability has resulted from the gross negligence or willful misconduct of Agent).

                  (c) Supporting Materials. Borrower hereby authorizes and directs any bank that issues a letter of credit guaranteed by an L/C Guaranty to deliver to Agent all instruments, documents, and other writings and property received by the issuing bank pursuant to such letter of credit, and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with such letter of credit and the related application. Borrower may or may not be the "applicant" or "account party" with respect to such letter of credit.

                  (d) Costs of Letters of Credit. Any and all charges, commissions, fees, and costs incurred by Agent relating to the letters of credit guaranteed by an L/C Guaranty shall be considered Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Agent.

                  (e) Cash Collateral. Immediately upon the termination of this Agreement, Borrower agrees to either (i) provide cash collateral to be held by Agent in an amount equal to 102% of the maximum amount of the Lender Group's obligations under outstanding Letters of Credit, or (ii) cause to be delivered to Agent releases of all of the Lender Group's obligations under outstanding Letters of Credit. At Agent's discretion, any proceeds of Collateral received by Agent after the occurrence and during the continuation of an Event of Default may be held as the cash collateral required by this Section 2.2(e) to be applied in the manner specified in Section 2.5(b).

                  (f) Increased Costs. If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application by any Governmental Authority of any such applicable law, treaty, rule, or regulation, or (ii) compliance by the issuing bank or the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect (and any successor thereto):

                        (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letters of Credit issued hereunder, or

                        (ii) there shall be imposed on the issuing bank or the Lender Group any other condition regarding any letter of credit, or Letter of Credit, as applicable, issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to the issuing bank or the Lender Group of issuing, making, guaranteeing, or maintaining any letter of credit, or Letter of Credit, as applicable, or to reduce the amount receivable in respect thereof by such issuing bank or the Lender Group, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay on demand such amounts as the issuing bank or Agent shall specify to be necessary to compensate the issuing bank or Agent for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate set forth in Section 2.7(a) or (c)(i), as applicable. The determination by the issuing bank or Agent, as the case may be, of any amount due pursuant to this Section 2.2(f), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

                  (g)   Participations.

                        (i) Purchase of Participations. Immediately upon issuance of any Letter of Credit in accordance with this Section 2.2, each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation in the credit support or enhancement provided through the Agent to such issuer in connection with the issuance of such Letter of Credit, equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit (including, without limitation, all obligations of Borrower with respect thereto, and any security therefor or guaranty pertaining thereto).

                        (ii) Documentation. Upon the request of any Lender, the Agent shall furnish to such Lender copies of any Letter of Credit, reimbursement agreements executed in connection therewith, application for any Letter of Credit and credit support or enhancement provided through the Agent in connection with the issuance of any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

                        (iii) Obligations Irrevocable. The obligations of each Lender to make payments to the Agent with respect to any Letter of Credit or with respect to any credit support or enhancement provided through the Agent with respect to a Letter of Credit, and the obligations of Borrower to make payments to the Agent, for the account of the Lenders, shall be irrevocable, not subject to any qualification or exception whatsoever, including, without limitation, any of the following circumstances:

                              (A)   any lack of validity or enforceability of
this Agreement or any of the other Loan Documents;

                              (B) the existence of any claim, setoff, defense,
or
other right which any Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between such Borrower or any other Person and the beneficiary named in any Letter of Credit);

                              (C) any draft, certificate, or any other document
presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                              (D) the surrender or impairment of any security
for the performance or observance of any of the terms of any of the Loan Documents; or

                              (E) the occurrence of any Default or Event of
Default.

            2.3   [INTENTIONALLY DELETED]

            2.4   [INTENTIONALLY DELETED]

            2.5   PAYMENTS.

                  (a)   Payments by Borrower.

                        (i) All payments to be made by Borrower shall be made without set-off, recoupment, deduction, or counterclaim, except as otherwise required by law. Except as otherwise expressly provided herein, all payments by Borrower shall be made to Agent for the account of the Lenders or Agent, as the case may be, at Agent's address set forth in Section 12, and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Agent later than 11:00 a.m. (California time), at the option of Agent, shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                        (ii) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                        (iii) Unless Agent receives notice from Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, Agent may assume that Borrower has made such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower has not made such payment in full to Agent, each Lender shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Reference Rate for each day from the date such amount is distributed to such Lender until the date repaid.

                        (iv) It is agreed that, notwithstanding Section 2.1(i), insofar as the liability of Borrower is concerned, upon making payment to Agent for the account of the Lenders or Agent, as the case may be, in accordance with this Section 2.5(a) in respect of any Obligation owing to any Lender or the Agent, Borrower shall be deemed to have paid such Obligation for all purposes and any interest thereon then accruing or to accrue shall cease to accrue, regardless of when, whether, and how payment and settlement amongst members of the Lender Group is effected as specified in Section 2.1(i).

                  (b) Apportionment and Application of Payments. Except as otherwise provided with respect to Defaulting Lenders, aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Advances to which such payments relate held by each Lender) and payments of the fees (other than fees designated for Agent's separate account) shall, as applicable, be apportioned ratably among the Lenders. All payments shall be remitted to Agent and all such payments not relating to principal or interest on specific Advances, or not constituting payment of specific fees and all proceeds of Collateral received by Agent, shall be applied, first, to pay any fees or expense reimbursements then due to Agent from Borrower; second, to pay any fees or expense reimbursements then due to the Lenders from Borrower; third, to pay interest due in respect of all Advances, including Agent Loans and Agent Advances; fourth, to pay or prepay principal of Agent Loans and Agent Advances; fifth, ratably to pay principal of the Advances (other than Agent Loans and Agent Advances) and unreimbursed obligations in respect of Letters of Credit; sixth, ratably to pay any other Obligations due to Agent or any Lender by Borrower; and seventh, to provide cash collateral to be held by Agent in an amount equal to 102% of the maximum amount of the Lender Group's obligations under Letters of Credit, to the extent then required so to be on deposit pursuant to Section 2.2(e) or otherwise; and thereafter delivered to Borrower. Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided for in Section 2.1(i).

            2.6 OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by Borrower to the Lender Group pursuant to Sections 2.1 and
2.2 is greater than either the Dollar or percentage limitations set forth in Sections 2.1 or 2.2 (an "Overadvance"), Borrower shall pay to Agent on the next Business Day, in cash, the amount of such excess to be used by Agent to reduce the Obligations, or to provide cash collateral to secure Letters of Credit, pursuant to the terms of Section 2.5(b).

            2.7 INTEREST AND LETTER OF CREDIT FEES: RATES, PAYMENTS, AND CALCULATIONS.

                  (a) Interest Rate. Except as provided in Section 2.7(c), below, all Obligations (except for undrawn Letters of Credit, and except for any Obligations (other than

Advances, Agent Advances or Agent Loans) that have not become due and payable in accordance with the provisions of the Loan Documents) shall bear interest on the Daily Balance as follows:

                        (i) each Eurodollar Rate Loan shall bear interest at a per annum rate of 2.25 percentage points above the Adjusted Eurodollar Rate; and

                        (ii) all other Obligations shall bear interest at a per annum rate of 0.50 percentage points above the Reference Rate.


                  (b) Letter of Credit Fee. Borrower shall pay Agent, for the benefit of the Lender Group, a fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.2(d)) equal to 1.75% per annum times the aggregate undrawn amount of all Letters of Credit outstanding as of the end of the day.

                  (c) Default Rate. Upon the occurrence and during the continuation of an Event of Default, (i) all Obligations (except for undrawn Letters of Credit) shall bear interest on the Daily Balance as follows: (1) subject to the optional conversion provisions of Section 2.13(c), each Eurodollar Rate Loan shall bear interest at a per annum rate of 5.25 percentage points above the Adjusted Eurodollar Rate; (2) all other Obligations shall bear interest at a per annum rate equal to 3.50 percentage points above the Reference Rate; and (3) the Letter of Credit fee provided in Section 2.7(b) shall be increased to 4.75% per annum times the aggregate undrawn amount of all outstanding Letters of Credit.

                  (d) Minimum Interest. In no event shall the rate of interest chargeable hereunder for any day be less than 7.0% per annum. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

                  (e) Payments. Interest in respect of Reference Rate Loans and Letter of Credit fees payable hereunder shall be due and payable, in arrears, on the first day of each month during the term hereof. Interest in respect of each Eurodollar Rate Loan shall be due and payable, in arrears, on (i) the last day of the applicable Interest Period, and (ii) the first day of each month occurring during the term thereof. Borrower hereby authorizes Agent, at its option, without prior notice to Borrower, to charge such interest and Letter of Credit fees, all Lender Group Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.2(d) (as and when accrued or incurred), the fees and charges provided for in Section 2.12 (as and when accrued or incurred), and all payments due under any Loan Document to the Loan Account, which amounts thereafter shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to Advances hereunder.

                  (f) Computation. The Reference Rate as of the date of this Agreement is 8.25% per annum. In the event the Reference Rate is changed from time to time hereafter, the applicable rate of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Reference Rate. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

                  (g) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

            2.8 COLLECTION OF ACCOUNTS. Borrower shall at all times maintain lockboxes (the "Lockboxes") and, immediately after the Closing Date (if Borrower has not already done so), shall instruct all Account Debtors with respect to the Accounts, General Intangibles, and Negotiable Collateral of Borrower to remit all Collections in respect thereof to such Lockboxes. Borrower, Agent, and the Lockbox Banks shall enter into the Lockbox Agreements, each of which among other things shall provide for the opening of a Lockbox Account for the deposit of Collections at a Lockbox Bank. Borrower agrees that all Collections and other amounts received by Borrower from any Account Debtor or any other source immediately upon receipt shall be deposited into a Lockbox Account; provided, however, that (a) until Agent, in its reasonable credit judgment, shall notify Borrower to the contrary, Collections may be deposited by individual stores, in the ordinary course of business, into a local depositary that is not a Lockbox Bank and thereupon any collected funds from such deposited Collections shall be wire transferred within one Business Day to a Lockbox Account, subject to nonmaterial amounts which may take longer to be transferred from the local depository accounts as a result of data transmission errors; and (b) Borrower may retain $500 of cash in each of its retail store locations. No Lockbox Agreement or arrangement contemplated thereby shall be modified by Borrower without the prior written consent of Agent. Upon the terms and subject to the conditions set forth in the Lockbox Agreements, all amounts received and collected in each Lockbox Account shall be wired each Business Day into another Lockbox or into an account (the "Agent's Account") maintained by Agent at a depositary selected by Agent.

            2.9 CREDITING PAYMENTS; APPLICATION OF COLLECTIONS. The receipt of any Collections by Agent (whether from transfers to Agent by the Lockbox Banks pursuant to the Lockbox Agreements or otherwise) immediately shall be applied provisionally to reduce the

Obligations outstanding under Section 2.1, but shall not be considered a payment on account of such Obligations unless such Collection item is a wire transfer of immediately available federal funds and is made to the Agent's Account or unless and until such Collection item is honored when presented for payment (it being understood that any Advance provisionally reduced by provisional application of any Collection item that is not a wire transfer of immediately available federal funds to the Agent's Account shall nonetheless be deemed to have been repaid and to be no longer outstanding unless and until such Collection item is not honored when presented for payment). From and after the Closing Date, Agent shall be entitled to charge Borrower for two Business Days of `clearance' or `float' at the rate set forth in Section 2.7(a)(i) or Section 2.7(c)(i), as applicable, on all Collections that are received by Agent (regardless of whether forwarded by the Lockbox Banks to Agent, whether provisionally applied to reduce the Obligations under Section 2.1, or otherwise). This across-the-board two Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of the Lender Group's financing of Borrower, and shall apply irrespective of the characterization of whether receipts are owned by Borrower or Agent, and whether or not there are any outstanding Advances, the effect of such clearance or float charge being the equivalent of charging two Business Days of interest on such Collections. Should any Collection item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding, any Collection item shall be deemed received by Agent only if it is received into the Agent's Account on a Business Day on or before 11:00 a.m. California time. If any Collection item is received into the Agent's Account on a non-Business Day or after 11:00 a.m. California time on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

            2.10 DESIGNATED ACCOUNT. Agent and the Lender Group are authorized to make the Advances and to arrange the Letters of Credit under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.7(e). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by the Lender Group hereunder. Unless otherwise agreed by Agent and Borrower, any Advance requested by Borrower and made by the Lender Group hereunder shall be made to the Designated Account.

            2.11 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Agent shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with all Advances made by the Lender Group to Borrower or for Borrower's account, including, accrued interest, Lender Group Expenses, and any other payment Obligations of Borrower. In accordance with Section 2.9, the Loan Account will be credited with all payments received by Agent from Borrower or for Borrower's account, including all amounts received in the Agent's Account from any Lockbox Bank. Agent shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting the Lender Group Expenses owing and of all expenses, charges, and costs provided for in
Section 2.2(d)
or in Section 2.12(d) and attaching detailed invoices in respect of any such material charge, expense, or cost not otherwise set forth in detail on such statement, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and the Lender Group unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

            2.12 FEES. Borrower shall pay to Agent, for Agent's own account, the fees set forth in that certain fee letter, dated as of September 29, 1998, between Agent and Borrower (the "Agent's Fee Letter"). In addition, Borrower shall pay to Agent for the ratable benefit of the Lender Group (except where otherwise indicated) the following fees:

                  (a)   [Intentionally Deleted]

                  (b) Unused Line Fee. On the first day of each month during the term of this Agreement, an unused line fee in an amount equal to 0.375% per annum times the Average Unused Portion of the Maximum Amount;

                  (c)   [Intentionally Deleted]

                  (d) Financial Examination and Appraisal Fees. For the sole account of Agent: (i) a fee of $650 per day per examiner, plus out-of-pocket expenses for each financial analysis and examination (i.e., audits) of Borrower performed by personnel employed by Agent; provided, however, that except during such time as an Event of Default has occurred and is continuing, such audits shall not be conducted more frequently than quarterly; (ii) out-of-pocket expenses for each appraisal of the Collateral performed by personnel employed by Agent, including any appraisals or testing provided for under Section 4.6; provided, however, that except during such time as an Event of Default has occurred and is continuing such appraisals shall not be conducted more frequently than quarterly; and (iii) the actual charges paid or incurred by Agent if it elects to employ the services of one or more third Persons (other than employees of a Lender) to perform such financial analyses and examinations (i.e., audits) of Borrower or to appraise the Collateral. To the extent that a Lender accompanies Agent on an analysis, examination, or appraisal as provided in Section 4.6, such Lender shall be entitled to the reasonable out-of-pocket expenses for each analysis, examination, or appraisal performed by the personnel employed by such Lender; provided, however, that Borrower shall only be liable for such expenses of a maximum of two of such non-Agent personnel per such analysis, examination, or appraisal; and

                  (e)   [Intentionally Deleted]

            2.13 EURODOLLAR RATE LOANS. Any other provisions herein to the contrary notwithstanding, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

                  (a) Borrowing; Conversion; Continuation. Borrower may from time to time, on or after the Closing Date (and subject to the satisfaction of the requirements of Sections 3.1 and 3.2), request in a written or telephonic communication with Agent: (i) Advances to constitute Eurodollar Rate Loans (pursuant to Section 2.1(d)); (ii) that Reference Rate Loans be converted into Eurodollar Rate Loans; or (iii) that existing Eurodollar Rate Loans continue for an additional Interest Period. Any such request shall specify the aggregate amount of the requested Eurodollar Rate Loans, the proposed funding date therefor (which shall be a Business Day, and with respect to continued Eurodollar Rate Loans shall be the last day of the Interest Period of the existing Eurodollar Rate Loans being continued), and the proposed Interest Period (in each case subject to the limitations set forth below). Eurodollar Rate Loans may only be made, continued, or extended if, as of the proposed funding date therefor, each of the following conditions is satisfied:

                        (v)   no Event of Default exists;

                        (w) no more than five Interest Periods may be in effect at any one time;

                        (x) the amount of each Eurodollar Rate Loan borrowed,
            converted, or continued must be in an amount not less than $1,000,000 and integral multiples of $500,000 in excess thereof;

                        (y) Agent shall have determined that the Interest Period
            or Adjusted Eurodollar Rate is available to the Lender Group and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Borrower; and

                        (z) Agent shall have received such request at least two
            Business Days prior to the proposed funding date therefor.

            Any request by Borrower to borrow Eurodollar Rate Loans, to convert Reference Rate Loans to Eurodollar Rate Loans, or to continue any existing Eurodollar Rate Loans shall be irrevocable, except to the extent that Agent shall determine under Sections 2.13(a), 2.14 or 2.15 that such Eurodollar Rate Loans cannot be made or continued.

                  (b) Determination of Interest Period. By giving notice as set forth in Section 2.13(a), Borrower shall select an Interest Period for such Eurodollar Rate Loan. The determination of the Interest Period shall be subject to the following provisions:

                        (i) in the case of immediately successive Interest
            Periods, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                        (ii) if any Interest Period would otherwise expire on a
            day which is not a Business Day, the Interest Period shall be extended to expire on the next succeeding Business Day; provided, however, that if the next succeeding Business Day occurs in the following calendar month, then such Interest Period shall expire on the immediately preceding Business Day;

                        (iii) if any Interest Period begins on the last Business
            Day of a month, or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, then the Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                        (iv) Borrower may not select an Interest Period which
            expires later than the Renewal Date.

                  (c) Automatic Conversion: Optional Conversion by Agent. Any Eurodollar Rate Loan shall automatically convert to a Reference Rate Loan upon the last day of the applicable Interest Period, unless Agent has received a request to continue such Eurodollar Rate Loan at least two Business Days prior to the end of such Interest Period in accordance with the terms of Section 2.13(a). Any Eurodollar Rate Loan shall, at Required Lenders' option, upon notice to Borrower, immediately convert to a Reference Rate Loan in the event that (i) an Event of Default shall have occurred and be continuing or (ii) this Agreement shall terminate, and Borrower shall pay to Agent, for the Lender Group any amounts required by Section 2.17 as a result thereof.

            2.14 ILLEGALITY. Any other provision herein to the contrary notwithstanding, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by a Governmental Authority made subsequent to the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Rate Loans as contemplated by this Agreement, (a) the obligation of such Lender hereunder to make Eurodollar Rate Loans, continue Eurodollar Rate Loans as such, and convert Reference Rate Loans to Eurodollar Rate Loans shall forthwith be suspended and (b) such Lender's then outstanding Eurodollar Rate Loans, if any, shall be converted automatically to Reference Rate Loans on the respective last days of the then current Interest Periods with respect thereto or within such earlier period as required by law; provided, however, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic, or regulatory manner) to designate a different lending office if the making of such a designation would allow such Lender or its lending office to continue to perform its obligations to make Eurodollar Rate Loans. If any such conversion of a Eurodollar Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, Borrower shall pay to Agent for the benefit of such Lender such amounts, if any, as may be required pursuant to Section 2.17. If circumstances subsequently change so that such Lender shall determine that it is no longer so affected, such Lender will promptly notify Agent and Borrower, and upon receipt of such notice, the obligations of such Lender to make or continue Eurodollar Rate Loans or to convert Reference Rate Loans into Eurodollar Rate Loans shall be reinstated.

            2.15 REQUIREMENTS OF LAW. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by a Governmental Authority made subsequent to the Closing Date or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Closing Date

                        (i) shall subject such Lender to any tax, levy, charge,
            fee, reduction, or withholding of any kind whatsoever with respect to Eurodollar Rate Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for taxes covered by Section 2.16 and the establishment of a tax based on the net income of such Lender or changes in the rate of tax on the net income of such Lender);

                        (ii) shall in respect of Eurodollar Rate Loans impose,
            modify or hold applicable any reserve, special deposit, compulsory loan, or similar requirement against assets held by, deposits or other liabilities in or for the account of, Advances or other extensions of credit by, or any other acquisition of funds by, any office of such Lender; or

                        (iii) shall impose on such Lender any other condition
            with respect to Eurodollar Rate Loans;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing, or maintaining Eurodollar Rate Loans or to increase the cost to such Lender in respect of Eurodollar Rate Loans, by an amount which such Lender deems to be material, or to reduce any amount receivable hereunder in respect of Eurodollar Rate Loans, or to forego any other sum payable thereunder or make any payment on account thereof in respect of Eurodollar Rate Loans, then, in any such case, Borrower shall promptly pay Agent for the benefit of such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable; provided, however, that before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic, or regulatory manner) to designate a different Eurodollar lending office if the making of such designation would allow such Lender or its Eurodollar lending office to continue to perform its obligations to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans and avoid the need for, or materially reduce the amount of, such increased cost. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.15, such Lender shall promptly notify Agent and Borrower of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section 2.15 submitted in reasonable detail by such Lender to Borrower shall be conclusive in the absence of manifest error. If any Lender so notifies Agent, within 5 Business Days after such Lender notifies Borrower of any increased cost pursuant to the foregoing provisions of this Section 2.15, Borrower may convert all Eurodollar Rate Loans then outstanding into

Reference Rate Loans in accordance with Section 2.13 and, additionally, reimburse such Lender for any cost in accordance with Section 2.17. This covenant shall survive the termination of this Agreement and the payment of the Advances and all other amounts payable hereunder for nine months following such termination and repayment.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof by a Governmental Authority made subsequent to the Closing Date or compliance by such Lender or any Person controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the Closing Date does or shall have the effect of increasing the amount of capital required to be maintained or reducing the rate of return on such Lender's or such Person's capital as a consequence of its obligations hereunder to a level below that which such Lender or such Person could have achieved but for such change or compliance (taking into consideration such Lender's or such Person's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to Agent and Borrower of a prompt written request therefor, Borrower shall pay to Agent for the benefit of such Lender such additional amount or amounts as will compensate such Lender or such Person for such reduction. This covenant shall survive the termination of this Agreement and the payment of the Advances and all other amounts payable hereunder for nine months following such termination and repayment.

            2.16 TAXES. (a) Except as provided below in this Section 2.16, all payments made by Borrower under this Agreement and any other Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, or withholdings, now or hereafter imposed, levied, collected, withheld, or assessed by any Governmental Authority, excluding net income taxes and franchise taxes imposed in lieu of net income taxes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to any Lender hereunder or under any other Loan Documents, the amounts so payable to or for the benefit of such Lender shall be increased to the extent necessary to yield to such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and any other Loan Documents, provided, however, that Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable for the benefit of any Lender if such Lender fails or is unable to comply with the requirements of paragraph (b) of this Section 2.16. Whenever any Non-Excluded Taxes are payable by Borrower, as promptly as possible thereafter Borrower shall send to Agent a certified copy of an original official receipt received by Borrower showing payment thereof. If Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Lender Group the required receipts or other required documentary evidence, Borrower shall indemnify the Lender Group for any incremental taxes, interest or penalties that may become payable by the Lender Group as a result of any such failure. The agreements in this Section 2.16 shall survive the termination of this Agreement and the payment of the Advances and all other amounts payable hereunder.

                  (b) Any Lender, or any Participant or assignee of a Lender, that is not incorporated under the laws of the United States of America or a state thereof (any such Person, a "Foreign Lender") shall:

                        (i) (x) on or before the date of any payment by Borrower
            under this Agreement to such Foreign Lender, deliver to Borrower and Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Agreement without any deduction or withholding of any United States federal income taxes and (B) a duly completed Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

                              (y) deliver to Borrower and Agent two further
            copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to Borrower, and

                              (z) obtain such extensions of time for filing and
            complete such forms or certifications as may reasonably be requested by Borrower or Agent;

            or

                        (ii) in the case of any such Foreign Lender that is not
            a "bank" within the meaning of Section 881(c)(3)(A) of the IRC and that does not comply with subparagraph (i) of this paragraph (b),

                              (x) represent to Borrower (for the benefit of
            Borrower and Agent) that it is not a bank within the meaning of
            Section 881(c)(3)(A) of the IRC,

                              (y) deliver to Borrower on or before the date of
            any payment by Borrower, with a copy to Agent: (1) a certificate stating that such Foreign Lender (A) is not a "bank" under Section 881(c)(3)(A) of the IRC, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law, or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (B) is not a 10- percent shareholder within the meaning of Section 881(c)(3)(B) of the IRC, and (C) is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the IRC (any such certificate a "U.S. Tax Compliance Certificate"); and (2) two duly completed copies of Internal Revenue Service Form W-8, or successor applicable form, certifying to such Foreign Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the IRC with respect to payments to be made under this Agreement (and to deliver to Borrower and Agent two further copies of Form W-8 on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by Borrower or Agent for filing and completing such forms), and

                              (z) agree, to the extent legally entitled to do
            so, upon reasonable request by Borrower, to provide to Borrower (for the benefit of Borrower and Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Foreign Lender to an exemption from withholding with respect to payments under this Agreement;

                  (c) Agent and each Foreign Lender shall, upon the reasonable request by Borrower, deliver to Borrower or the applicable Governmental Authority, as the case may be, any form or certificate required in order that any payment by Borrower under this Agreement may be made free and clear of, and without deduction or withholding for or on Non-Excluded Taxes (or to allow any such deduction or withholding to be at a reduced rate) imposed on such payment under the laws of any jurisdiction, provided that Agent or such Foreign Lender, as the case may be, is legally entitled to complete, execute and deliver such form or certificate and such completion, execution or submission would not materially prejudice the legal position of Agent or such Foreign Lender, as the case may be, unless in any such case any change in treaty, law, or regulation has occurred after the date such Person becomes a Foreign Lender hereunder which renders all such forms and certificates inapplicable or which would prevent such Foreign Lender from duly completing and delivering any such form or certificate with respect to it and such Foreign Lender so advises Borrower and Agent. Each Person that shall, after the Closing Date, become a Lender or a Participant shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications, and statements required pursuant to this
Section 2.16; provided, however, that in the case of a Participant the obligations of such Participant pursuant to this paragraph (b) shall be determined as if such Participant were an assignee except that such Participant shall furnish all such required forms, certifications, and statements to the Lender from which the participation is purchased.

            2.17 INDEMNITY. Borrower agrees to indemnify the Lender Group and to hold the Lender Group harmless from any loss or expense which the Lender Group may sustain or incur as a consequence of (a) default by Borrower in payment when due of the principal amount of or interest on any Eurodollar Rate Loan, (b) default by Borrower in



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
making a Borrowing of, conversion into, or continuation of Eurodollar Rate Loans after Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by Borrower in making any prepayment of a Eurodollar Rate Loan after Borrower has given a notice thereof in accordance with the provisions of this Agreement, or (d) the making of a prepayment of Eurodollar Rate Loans on a day which is not the last day of an Interest Period with respect thereto (whether due to the termination of this Agreement, upon an Event of Default, or otherwise), including, in each case, any such loss or expense (but excluding loss of margin or anticipated profits) arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained; provided, however, that those in the Lender Group requesting indemnification shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error. Calculation of all amounts payable to the Lender Group under this Section 2.17 shall be made as though the Lender Group had actually funded the relevant Eurodollar Rate Loan through the purchase of a deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period; provided, however, that each member of the Lender Group may fund each of the Eurodollar Rate Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 2.17. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder for a period of nine months thereafter.

            2.18 REPLACEMENT OF LENDER. If at any time the Borrower becomes obligated to pay additional amounts described in Sections 2.14, 2.15, or 2.16 as a result of any condition described in such Sections or any Lender ceases to make Eurodollar Rate Loans pursuant to Section 2.14, then the Borrower may, on 30 Business Days' prior written notice to the Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall) assign pursuant to
Section 15.1 all of its rights and obligations under this Agreement to a Lender or other Eligible Assignee selected by the Borrower and acceptable to the Agent for a purchase price equal to the outstanding principal amount of such Lender's Advances and all accrued interest and fees and other amounts payable hereunder; provided that (i) the Borrower shall have no right to replace the Agent, (ii) neither the Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such entity, (iii) such replacement must take place no later than 60 days after the Lender shall have demanded payment of additional amounts under one of the Sections described in this Section 2.18,
(iv) in no event shall the Lender hereby replaced be required to pay or surrender to such replacement Lender or other entity any of the fees received or earned and accrued by such Lender hereby replaced pursuant to this Agreement, and (v) the Borrower shall pay such additional amounts to such Lender prior to such Lender being replaced and the payment of such additional amounts shall be a condition to the replacement of such Lender.

      3.    CONDITIONS; TERM OF AGREEMENT.

            3.1 CONDITIONS PRECEDENT TO THE INITIAL ADVANCE AND THE INITIAL LETTER OF CREDIT. The obligation of the Lender Group to make the initial Advance and to issue the initial Letter of Credit is subject to the fulfillment, to the satisfaction of Agent and its counsel, of each of the following conditions on or before the Closing Date:

                  (a) the Closing Date shall occur on or before October 14, 1998;

                  (b) Agent shall have received searches reflecting the filing of its financing statements and fixture filings or file stamped copies thereof;

                  (c) Agent shall have received each of the following documents, duly executed, and each such document shall be in full force and effect:

                        a.    the Lockbox Agreements;

                        b.    the Disbursement Letter;

                        c. the Pay-Off Letter, together with UCC assignment statements and other documentation evidencing the assignment by Existing Lender to Agent of all financing statements evidencing its Liens in and to the properties and assets of Borrower's predecessor, Barry's Jewelers, Inc.;

                        d.    the Intellectual Property Security Agreement; and

                        e.    the Agent's Fee Letter;

                  (d) Agent shall have received a certificate from the Secretary of Borrower attesting to the resolutions of Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower is a party and authorizing specific officers of Borrower to execute the same;

                  (e) Agent shall have received copies of Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrower;

                  (f) Agent shall have received a certificate of status with respect to Borrower, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction;

                  (g) Agent shall have received certificates of status with respect to Borrower, each dated within 15 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Borrower is in good standing in such jurisdictions;

                  (h) Agent shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.10, the form and substance of which shall be satisfactory to Agent and its counsel;

                  (i) Agent shall have received duly executed certificates of title with respect to that portion of the Collateral that is subject to certificates of title;

                  (j) Agent shall have received such Collateral Access Agreements from lessors (including the lessor of Borrower's distribution facility located at 2914 Montopolis Drive, Austin, Texas), warehousemen, bailees, Approved Vendors, and other third Persons as Agent may require;

                  (k) Agent shall have received an opinion of Borrower's counsel in form and substance satisfactory to Agent in its sole discretion;

                  (l) On the Closing Date, Borrower shall have not less than $10,000,000 of Availability and unrestricted cash on hand after making the payments and distributions required to be made under the Plan of Reorganization, including those to the Existing Lender;

                  (m) (i) The Plan of Reorganization shall be reasonably acceptable to Agent and substantially consistent with the reorganization structure previously disclosed to Agent and shall include the conversion to equity of Borrower's Senior Secured Notes and Borrower's receipt of no less than $15,000,000 from the issuance of shares of its common stock; (ii) the Confirmation Order shall have been entered and shall be final, valid, subsisting and continuing, and the 10 day period in which an appeal of the Confirmation Order may be filed shall have expired and no stay pending appeal of the Confirmation Order shall be in effect; and (iii) the Plan of Reorganization shall be in full force and effect and all conditions precedent to the effectiveness of the Plan of Reorganization shall have been fulfilled or waived as permitted in the Plan of Reorganization, including the execution, delivery, and performance of all terms and conditions thereof;

                  (n) Agent shall have received satisfactory evidence that all tax returns required to be filed by Borrower have been timely filed and all taxes upon Borrower or its properties, assets, income, and franchises (including real property taxes and payroll taxes) have been paid prior to delinquency, except for the Secured Tax Claims and such taxes that are the subject of a Permitted Protest;

                  (o) Agent shall have received and approved: (i) results of an updated audit by the Agent completed within 30 days of the Closing Date, and
(ii) an updated business plan which shall not be materially and adversely different from the business plan previously delivered to Agent;

                  (p) Agent and its counsel shall have completed its review of Borrower's consigned inventory arrangements, and be satisfied (which may require an opinion letter from Borrower's counsel, instituting one or more reserves, receipt of intercreditor agreements, or a combination of the foregoing) with respect thereto;

                  (q) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance reasonably satisfactory to Agent and its counsel.

            3.2 CONDITIONS PRECEDENT TO ALL ADVANCES AND ALL LETTERS OF CREDIT. The following shall be conditions precedent to all Advances and all Letters of Credit hereunder:

                  (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

                  (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

                  (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against Borrower, the Lender Group or any of their Affiliates; and

                  (d) the amount of any requested Advance or Letter of Credit shall not exceed the Availability at such time.

            3.3 CONDITION SUBSEQUENT. As a condition subsequent to initial closing hereunder, Borrower shall perform or cause to be performed the following (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

                  (a) within 30 days of the Closing Date, deliver to Agent the certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.10, the form and substance of which shall be satisfactory to Agent and its counsel.

            3.4 TERM; AUTOMATIC RENEWAL. This Agreement shall become effective upon the execution and delivery hereof by Borrower and the Lender Group and shall continue in full force and effect for a term ending on the date (the "Renewal Date") that is three years from the Closing Date and automatically shall be renewed for successive three year periods thereafter, unless sooner terminated pursuant to the terms hereof. Either Borrower or Agent (on behalf of the Lender Group) may terminate this Agreement, without obligation of Borrower for any termination premium, effective on the Renewal Date or on any three year anniversary of the Renewal Date by giving the other party at least 90 days prior written notice. The foregoing notwithstanding, Agent (on behalf of the Lender Group) shall have the right to terminate the Lender Group's obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

            3.5 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations (including any cash collateral required to be paid pursuant to Section 2.2(e)(i) in respect of contingent reimbursement obligations of Borrower with respect to any outstanding Letters of Credit) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of Borrower's duties, Obligations, or covenants hereunder, and the Lender Group's continuing security interests in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and the Lender Group's obligation to provide additional credit hereunder is terminated. If Borrower has sent a notice of termination pursuant to the provisions of Section 3.4, but fails to pay the Obligations in full on the date set forth in said notice, then Agent (on behalf of the Lender Group) may, but shall not be required to, renew this Agreement for an additional term of three years.

            3.6 EARLY TERMINATION BY BORROWER. The provisions of Section 3.4 that allow termination of this Agreement by Borrower only on the Renewal Date and certain anniversaries thereof notwithstanding, Borrower has the option, at any time upon 90 days prior written notice to Agent, to terminate this Agreement by paying to Agent (for the ratable benefit of the Lender Group), in cash, the Obligations (including an amount equal to 102% of the maximum amount of the Lender Group's obligations under Letters of Credit to be held as cash collateral by Agent), in full, together with a premium (the "Early Termination Premium") equal to (a) $1,000,000 if the termination is effective on or before the first anniversary of the Closing Date, and (b) $500,000 if the termination is effective after the first anniversary of the Closing Date but on or before the Renewal Date, or any extension thereof.

            3.7 TERMINATION UPON EVENT OF DEFAULT. If the Lender Group terminates this Agreement upon the occurrence of an Event of Default, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of the Lender Group's lost profits as a result thereof, Borrower shall pay to Agent (for the ratable benefit of the Lender Group) upon the effective date of such termination, a premium in an amount equal to the Early Termination Premium. The Early Termination Premium shall be presumed to be the liquidated damages sustained by the Lender Group as the result of the early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The Early Termination Premium provided for in this Section 3.7 shall be deemed included in the Obligations.

      4.    CREATION OF SECURITY INTEREST.

            4.1 GRANT OF SECURITY INTEREST. Borrower hereby grants to Agent for the benefit of the Lender Group a continuing security interest in all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. The security interests of Agent for the benefit of the

Lender Group in the Collateral shall attach to all Collateral without further act on the part of the Lender Group or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for sales, leases, assignments, transfers, or other dispositions permitted under
Section 7.4, Borrower has no authority, express or implied, to dispose of any item or portion of the Collateral.

            4.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of a Deliverable Instrument not deposited into a Lockbox Account, Borrower, immediately upon the request of Agent, shall endorse and deliver physical possession of such Negotiable Collateral to Agent. In the event that any Collateral, including proceeds, consists of Credit Sales Chattel Paper, Borrower shall deliver all such Credit Sales Chattel Paper to Agent, or to a third party reasonably acceptable to Agent, who has entered into a Collateral Access Agreement reasonably acceptable to Agent and who will agree to maintain physical possession of such Collateral. At any time that an Event of Default has occurred and is continuing Borrower, immediately upon the request of Agent, shall endorse and deliver physical possession of all Negotiable Collateral, including Credit Sales Chattel Paper, to Agent.

            4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL. At any time that an Event of Default has occurred and is continuing, Agent or Agent's designee may (a) notify customers or Account Debtors of Borrower that the Accounts, General Intangibles (other than Excluded General Intangibles), or Negotiable Collateral have been assigned to Agent for the benefit of the Lender Group or that Agent for the benefit of the Lender Group has a security interest therein, and (b) collect the Accounts, General Intangibles (other than Excluded General Intangibles), and Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account. Borrower agrees that it will hold in trust for the Lender Group, as the Lender Group's trustee, any Collections that it receives and immediately will deliver said Collections to Agent in their original form as received by Borrower.

            4.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. At any time upon the request of Agent, Borrower shall execute and deliver to Agent all financing statements, continuation financing statements, fixture filings, security agreements, pledges, assignments, control agreements, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Agent reasonably may request, in form satisfactory to Agent, to perfect and continue perfected the Liens of the Lender Group in the Collateral, and in order to fully consummate all of the transactions contemplated hereby and under the other the Loan Documents; provided, however, that, unless an Event of Default has occurred and is continuing, Borrower shall not be required (a) to execute any instrument or document to perfect the security interest of the Lender Group in any Specified Deposit Accounts or money; or (b) to deliver to Agent or the Lenders physical possession of any Negotiable Collateral that is not a Deliverable Instrument.

            4.5 POWER OF ATTORNEY. Borrower hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as Borrower's true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse Borrower's name on any Collection item that may come into the Lender Group's possession,
(e) at any time that an Event of Default has occurred and is continuing, notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Agent, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and forward all other mail to Borrower, (f) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (g) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary. The appointment of Agent as Borrower's attorney, and each and every one of Agent's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group's obligation to extend credit hereunder is terminated.

            4.6 RIGHT TO INSPECT. Agent (through any of its officers, employees, or agents) shall have the right, from time to time hereafter during normal business hours upon notice or, if an Event of Default has occurred or the Lender Group deems itself insecure, at any time, and in each case without advance notice, and together with the officers, employees or agents of any Lender who so elects, to inspect Borrower's Books and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral. In addition, Agent shall arrange for: (i) appraisals of the Inventory to be conducted, at Borrower's expense, by Gordon Brothers Retail Partners, LLC, Hilco/Great American LLC, or another independent appraiser mutually acceptable to Agent and Borrower, not less than quarterly prior to an Event of Default, and as frequently as Agent requires during the existence of an Event of Default; and
(ii) Inventory testing, at Borrower's expense, in conjunction with Borrower's fiscal year end audits and periodic cycle counts during the fiscal year of Borrower to be conducted by RGIS or Washington Inventory Services, or another inventory testing firm mutually acceptable to Agent and Borrower. The reports of such appraisals and tests shall be delivered to the Lender Group and shall be acceptable to Agent in Agent's reasonable credit judgment in accordance with Agent's customary practices.

      5.    REPRESENTATIONS AND WARRANTIES.

            In order to induce the Lender Group to enter into this Agreement, Borrower makes the following representations and warranties which after consummation as of the date hereof of the transactions contemplated by the Plan of Reorganization shall be true, correct, and complete in all respects as of the date hereof, and shall be true, correct, and complete in all respects as of the Closing Date, and at and as of the date of the making of each Advance and the issuance of each Letter of Credit made thereafter, as though made on and as of the date of such Advance or Letter of Credit (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this
Agreement:

            5.1 NO ENCUMBRANCES. Borrower has good and indefeasible title to the Collateral, free and clear of Liens except for Permitted Liens.

            5.2 ELIGIBLE ACCOUNTS. The Eligible Accounts included in any calculation of the Borrowing Base pursuant to Section 6.2(b)(1) are, as of the date of such calculation, bona fide existing obligations created by the sale and delivery of Inventory or the rendition of services to Account Debtors in the ordinary course of Borrower's business, and are, to the best of Borrower's knowledge, based upon commercially reasonable inquiry consistent with past practices, unconditionally owed to Borrower without defenses, disputes, offsets, counterclaims, or rights of return or cancellation (except as properly reflected in such Borrowing Base calculation). The property giving rise to such Eligible Accounts has been delivered to the Account Debtor, or to the Account Debtor's agent for immediate shipment to and unconditional acceptance by the Account Debtor. Borrower has not received notice of actual bankruptcy, insolvency, or material impairment of the financial condition of any Account Debtor at the time any Eligible Account owed by such Account Debtor is included in any calculation of the Borrowing Base pursuant to Section 6.2(b)(1).

            5.3 ELIGIBLE INVENTORY. All Eligible Inventory is of good and merchantable quality, free from material defects.

            5.4 EQUIPMENT. All of the Equipment is used or held for use in Borrower's business and is fit for such purposes.

            5.5 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party (without Agent's prior written consent) and are located only at the locations identified on
Schedule 6.12 or otherwise permitted by Section 6.12.

            5.6 INVENTORY RECORDS. Borrower keeps correct and accurate records itemizing and describing the kind, type, quality, and quantity of the Inventory, and Borrower's Cost therefor.

            5.7 LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN. The chief executive office of Borrower is located at the address indicated in the preamble to this Agreement and Borrower's FEIN is 95-3746316.

            5.8   DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                  (a) Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to cause a Material Adverse Change.

                  (b) Set forth on Schedule 5.8, is a complete and accurate list of Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their incorporation; (ii) the number of shares of each class of common and preferred stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. All of the outstanding capital stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

                  (c) Except as set forth on Schedule 5.8, no capital stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for capital stock) of any direct or indirect Subsidiary of Borrower is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

            5.9   DUE AUTHORIZATION; NO CONFLICT.

                  (a) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary corporate action.

                  (b) Subject to confirmation and effectiveness of the Plan of Reorganization (and any approvals required in connection therewith) and except for approval of this Agreement by the Bankruptcy Court, the execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation (including Regulations T, U, and X of the Federal Reserve Board) applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of Borrower.

                  (c) Other than the filing of appropriate financing statements, fixture filings, and mortgages, the execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

                  (d) This Agreement and the Loan Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                  (e) The Liens granted by Borrower to Agent (for the benefit of the Lender Group) in and to its properties and assets pursuant to this Agreement and the other Loan Documents are (i) validly created Liens in all the Collateral and (ii) validly perfected and first priority Liens in all Collateral (except for any Collateral constituting (1) Specified Deposit Accounts or money, and (2) Negotiable Collateral that is not a Deliverable Instrument), subject only to Permitted Liens.

            5.10 LITIGATION. There are no actions or proceedings pending by or against Borrower before any court or administrative agency and Borrower does not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower or any guarantor of the Obligations, except for: (a) ongoing collection matters in which Borrower is the plaintiff; (b) matters disclosed on
Schedule 5.10; and (c) matters arising after the date hereof that would not reasonably be expected to cause a Material Adverse Change.

            5.11 NO MATERIAL ADVERSE CHANGE. All financial statements relating to Borrower or any guarantor of the Obligations that have been delivered by Borrower to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present Borrower's (or such guarantor's, as applicable) financial condition as of the date thereof and Borrower's results of operations for the period then ended. Except as has been disclosed to Agent in writing, there has not been a Material Adverse Change with respect to Borrower (or such guarantor, as applicable) since the date of the latest financial statements submitted to the Lender Group on or before the Closing Date.

            5.12 SOLVENCY. Borrower is Solvent. No transfer of property is being made by Borrower and no obligation is being incurred by Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower.

            5.13 EMPLOYEE BENEFITS. None of Borrower, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan, other than those listed on Schedule 5.13. Borrower, each of its Subsidiaries and each ERISA Affiliate have satisfied the minimum funding standards of ERISA and the IRC with respect to each Benefit Plan to which it is obligated to contribute. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change. None of Borrower or its Subsidiaries, any ERISA Affiliate, or any fiduciary of any Plan is subject to any direct or indirect liability with respect to any Plan under any applicable law, treaty, rule, regulation, or agreement. None of Borrower or its Subsidiaries or any ERISA Affiliate is required to provide security to any Plan under Section 401(a)(29) of the IRC.

            5.14 ENVIRONMENTAL CONDITION. Other than as listed on Schedule 5.14, and except for actions or omissions having costs to remediate of less than $250,000 in the aggregate, (a) none of Borrower's properties or assets has ever been used by Borrower or, to the best of Borrower's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials in any manner which violates any law or regulation governing the use, storage, treatment, transportation, manufacturing, handling, production, or disposal of Hazardous Materials; (b) none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute; (c) no Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by Borrower; and (d) Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.

            5.15 SECURED TAX CLAIMS. The outstanding aggregate principal balance of the Secured Tax Claims is not greater than $400,000; and the interest and repayment terms with respect thereto, and the identity of the taxing authorities holding such obligations, are as set forth on Schedule 5.15.

      6.    AFFIRMATIVE COVENANTS.

            Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower shall do all of the following:

            6.1 ACCOUNTING SYSTEM. Maintain a standard and modern system of accounting that enables Borrower to produce financial statements in accordance with GAAP, and maintain records pertaining to the Collateral that contain information as from time to time may be requested by Agent. Borrower also shall keep a modern inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

            6.2 COLLATERAL REPORTING. Provide Agent with the following documents at the following times in form satisfactory to Agent: (a) on a weekly basis, a calculation of the Borrowing Base as of such date, (b) on a monthly basis and, in any event, by no later than the 15th day of each month during the term of this Agreement, (1) a detailed calculation of the Borrowing Base, and (2) a detailed aging, by total, of the Accounts, together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Agent, (c) on a monthly basis and, in any event, by no later than the 15th day of each month during the term of this Agreement, a summary aging, by vendor, of Borrower's accounts payable and any book overdraft, (d) on a weekly basis, Inventory reports specifying Borrower's Cost of its Inventory by category, and specifying all Inventory held by Borrower on consignment or memorandum with additional detail identifying the consignor and the value (by consignor) of all such Inventory,
(e) upon request of Agent, on each Business Day, notice of all returns, disputes, or claims, (f) upon request, copies of invoices in connection with the Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with the Accounts and for Inventory and Equipment acquired by Borrower, purchase orders and invoices, (g) on a quarterly basis, a detailed list of Borrower's customers, (h) on a monthly basis, a calculation of the Dilution for the prior month; and (i) such other reports as to the Collateral or the financial condition of Borrower as Agent may request from time to time. Monthly billing statements evidencing daily sales shall be mailed by Borrower to each Account Debtor and, at Agent's direction at any time that an Event of Default has occurred and is continuing, the statements shall indicate on their face that the Account has been assigned to Agent (for the benefit of the Lender Group) and that all payments are to be made directly to Agent.

            6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Deliver to Agent:
(a) as soon as available, but in any event within 45 days after the end of each month during each of Borrower's fiscal years, a company prepared balance sheet, income statement, and statement of cash flow covering Borrower's operations during such period; and (b) as soon as available, but in any event within 105 days after the end of each of Borrower's fiscal years, financial statements of Borrower for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agent and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP, together with a certificate of such accountants stating that such accountants do not have knowledge of the existence of any Default or Event of Default. Such audited financial statements shall include a balance sheet, profit and loss statement, and statement of cash flow and, if prepared, such accountants' letter to management. If Borrower is a parent company of one or more Subsidiaries, then, in addition to the financial statements referred to above, Borrower agrees to deliver financial statements prepared on a consolidating basis so as to present Borrower and each such Subsidiary separately, and on a consolidated basis.

                  Together with the above, Borrower also shall deliver to Agent Borrower's Form 10-Q Quarterly Reports, Form 10-K Annual Reports, and Form 8-K Current Reports, and any other filings made by Borrower with the Securities and Exchange Commission, if any, as soon as the same are filed, or any other information that is provided by Borrower to its shareholders, and any other report reasonably requested by Agent relating to the financial condition of Borrower.

                  Each month, together with the financial statements provided pursuant to Section 6.3(a), Borrower shall deliver to Agent a certificate signed by its chief financial officer to the effect that: (i) all financial statements delivered or caused to be delivered to Agent hereunder have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present the financial condition of Borrower, (ii) the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), (iii) for each month that also is the date on which a financial covenant in Section 7.20 is to be tested, a Compliance Certificate demonstrating in reasonable detail compliance at the end of such period with the applicable financial covenants contained in Section 7.20, and (iv) on the date of delivery of such certificate to Agent there does not exist any condition or event that constitutes a Default or Event of Default (or, in the case of clauses (i), (ii), or (iii), to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto).

                  Borrower shall cooperate with Agent to arrange meetings among Agent, Borrower, and Borrower's independent certified public accountants to discuss whatever financial information concerning Borrower that Agent may request. Except to the extent that Borrower determines in good faith that its accountant/client privilege would reasonably be expected to be waived thereby as a result, Borrower hereby irrevocably authorizes and directs all auditors, accountants, or other third parties to deliver to Agent, at Borrower's expense, if not provided by Borrower, copies of Borrower's financial statements, papers related thereto, and other accounting records of any nature in their possession, and to disclose to Agent any information they may have regarding Borrower's business affairs and financial conditions.

            6.4 TAX RETURNS. Deliver to Agent copies of each of Borrower's future federal income tax returns, and any amendments thereto, within 30 days of the filing thereof with the Internal Revenue Service.

            6.5 INTENTIONALLY DELETED.

            6.6 RETURNS. Cause returns and allowances, if any, as between Borrower and its Account Debtors to be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement.

            6.7 TITLE TO EQUIPMENT. Upon Agent's request, Borrower immediately shall deliver to Agent, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment.



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
            6.8 MAINTENANCE OF EQUIPMENT. Maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved.

            6.9 TAXES. Cause all assessments and taxes (other than the Secured Tax Claims), whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any of its property to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrower shall make due and timely payment or deposit of all such federal, state, and local taxes, assessments, or contributions required of it by law (other than the Secured Tax Claims), and will execute and deliver to Agent, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto. Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws (other than the Secured Tax Claims), including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that Borrower has made such payments or deposits. Borrower shall pay all Secured Tax Claims in accordance with the terms of the Plan of Reorganization, or sooner.

            6.10  INSURANCE.

                  (a) At its expense, keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. Borrower also shall maintain business interruption, public liability, product liability, and property damage insurance relating to Borrower's ownership and use of the Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation.

                  (b)   [Intentionally Deleted]

                  (c)   [Intentionally Deleted]

                  (d) All such policies of insurance shall be in such form, with such companies, and in such amounts as may be reasonably satisfactory to Agent. All insurance required herein shall be written by companies which are authorized to do insurance business in the State of California or such other state in which Borrower shall have its chief executive office. All hazard insurance and such other insurance as Agent shall specify, shall contain a California Form 438BFU
(NS) mortgagee endorsement, or an equivalent endorsement satisfactory to Agent, showing Agent (for the ratable benefit of the Lenders) as sole loss payee thereof, and shall contain a waiver of warranties. Every policy of insurance referred to in this Section 6.10 shall contain an agreement by the insurer that it will not cancel such policy except after 30 days prior written notice to Agent (for the ratable benefit of the Lenders) and that any loss payable thereunder shall be payable notwithstanding any act or negligence of Borrower or the Lender Group which might, absent such agreement, result in a forfeiture of



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
all or a part of such insurance payment. Borrower shall deliver to Agent certified copies of such policies of insurance and evidence of the payment of all premiums therefor.

                  (e) Original policies or certificates thereof satisfactory to Agent evidencing such insurance shall be delivered to Agent at least 30 days prior to the expiration of the existing or preceding policies. Borrower shall give Agent prompt notice of any loss covered by such insurance, and Agent shall have the right to adjust any loss. Agent shall have the exclusive right to adjust all losses payable under any such insurance policies without any liability to Borrower whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy including the insurance policies mentioned above, shall be paid over to Agent (for the ratable benefit of Lenders) to be applied at the option of Agent either to the prepayment of the Obligations without premium, in such order or manner as Agent may elect, or shall be disbursed to Borrower under stage payment terms satisfactory to Agent for application to the cost of repairs, replacements, or restorations. All repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction. Upon the occurrence of an Event of Default, Agent shall have the right to apply all prepaid premiums to the payment of the Obligations in such order or form as Agent shall determine.

                  (f) Borrower shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.10, unless Agent is included thereon as named insured with the loss payable to Agent (for the ratable benefit of Lenders) under a standard California 438BFU (NS) Mortgagee endorsement, or its local equivalent or an equivalent endorsement satisfactory to Agent. Borrower immediately shall notify Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and originals of such policies immediately shall be provided to Agent.

            6.11 NO SETOFFS OR COUNTERCLAIMS. Make payments hereunder and under the other Loan Documents by or on behalf of Borrower without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes except as specified in Section
17.10 or Section 2.16.

            6.12 LOCATION OF INVENTORY AND EQUIPMENT. Keep the Inventory and Equipment only at or in transit between the locations identified on Schedule 6.12; provided, however, that: (a) Borrower may amend Schedule 6.12 so long as such amendment occurs by written notice to Agent not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Lien of Agent (for the benefit of the Lender Group) in such assets and also provides to Agent a Collateral Access Agreement with respect to such new location; and (b) up to $2,000,000 (during any October or November) or $500,000 (at all other times) in the aggregate at any one time of Inventory consisting of loose stones and settings may be transported to and from, and located at, Approved Vendors for purposes of appraisal and of creating finished goods jewelry, and Inventory consisting of finished goods jewelry may be transported to and from, and located at, Approved Vendors for purposes of effecting repairs thereon, in each case in the ordinary course of Borrower's business and, so long as (i) Borrower notifies Agent on a weekly basis of the amount and location of all such Inventory, (ii) Agent (for the benefit of the Lender Group) has a perfected Lien in such Inventory (through financing statement filings, possession of documents of title, or otherwise) at all times, and (iii) each such Approved Vendor has entered into a Collateral Access Agreement satisfactory to Agent.

            6.13 COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not have and could not reasonably be expected to cause a Material Adverse Change.

            6.14  EMPLOYEE BENEFITS.

                  (a) Deliver to Agent: (i) promptly, and in any event within 10 Business Days after Borrower or any of its Subsidiaries knows or has reason to know that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Change, a written statement of the chief financial officer of Borrower describing such ERISA Event and any action that is being taking with respect thereto by Borrower, any such Subsidiary or ERISA Affiliate, and any action taken or threatened by the IRS, Department of Labor, or PBGC (Borrower or such Subsidiary, as applicable, being deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor),
(ii) promptly, and in any event within 3 Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate with respect to such request, and (iii) promptly, and in any event within 3 Business Days after receipt by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

                  (b) Cause to be delivered to Agent, upon Agent's request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of Borrower or its Subsidiaries;
(ii) the most recent determination letter issued by the IRS with respect to each Benefit Plan; (iii) for the three most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by Borrower or any ERISA Affiliate to each such plan and copies of the collective bargaining



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
agreements requiring such contributions; (vi) any information that has been provided to Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of Borrower or its Subsidiaries under any Retiree Health Plan.

            6.15 LEASES. Pay when due all rents and other amounts payable under any leases to which Borrower is a party or by which Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest. To the extent that Borrower fails timely to make payment of such rents and other amounts payable when due under its leases, Agent shall be entitled, in its discretion, to reserve an amount equal to such unpaid amounts against the Borrowing Base.

            6.16 YEAR 2000 COMPLIANCE. At all times after December 31, 1999, be and remain Year 2000 Compliant.

      7.    NEGATIVE COVENANTS.

            Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower will not do any of the following:

            7.1 INDEBTEDNESS. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                  (a) Indebtedness evidenced by this Agreement or the Loan Documents, together with Indebtedness to issuers of letters of credit that are the subject of L/C Guarantees;

                  (b)   Indebtedness set forth on Schedule 7.1;

                  (c)   Indebtedness secured by Permitted Liens; and

                  (d) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (c) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrower, (ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to the Lender Group as those applicable to the refinanced Indebtedness.



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
            7.2 LIENS. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under
Section 7.1(d) and so long as the replacement Liens only encumber those assets or property that secured the original Indebtedness).

            7.3 RESTRICTIONS ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its property or assets.

            7.4 DISPOSAL OF ASSETS. Sell, lease, assign, transfer, or otherwise dispose of any of Borrower's properties or assets other than (i) sales of Inventory to buyers in the ordinary course of Borrower's business as currently conducted, (ii) dispositions of Equipment that Borrower reasonably determines is obsolete, worn out or no longer used or useful in Borrower's business, and (iii) dispositions of properties or assets in connection with store closings; provided, however, that in the case of such dispositions, the net proceeds thereof (net of transaction expenses) shall be remitted to the Lockbox Account.

            7.5 CHANGE NAME. Change Borrower's name, FEIN, corporate structure (within the meaning of Section 9402(7) of the Code), or identity, or unless Agent receives at least three Business Days advance written notification, add any new fictitious name.

            7.6 GUARANTEE. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Agent.

            7.7 NATURE OF BUSINESS. Make any change in the principal nature of Borrower's business.

            7.8 PREPAYMENTS AND AMENDMENTS. Except in connection with a refinancing permitted by Section 7.1(d):

                  (a) Prepay, redeem, retire, defease, purchase, or otherwise acquire any Indebtedness owing to any third Person, other than the Obligations in accordance with this Agreement, and

                  (b) Directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b), (c), or (d).




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
            7.9 CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control.

            7.10 CONSIGNMENTS. Consign any Inventory to third parties or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale (other than Borrower's customary credit/refund/exchange policies).

            7.11 DISTRIBUTIONS. Make any distribution or declare or pay any dividends (in cash or other property, other than capital stock) on, or purchase, acquire, redeem, or retire any of Borrower's capital stock, of any class, whether now or hereafter outstanding.

            7.12 ACCOUNTING METHODS. Modify or change its method of accounting (except in conformity with changes in GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding the Collateral or Borrower's financial condition. Borrower waives the right to assert a confidential relationship, if any, it may have with any such accounting firm or service bureau so preparing or storing Borrower's accounting records in connection with any information requested by Agent pursuant to or in accordance with this Agreement, and agrees that Agent may contact directly any such accounting firm or service bureau in order to obtain such information.

            7.13 INVESTMENTS. Directly or indirectly: (a) acquire, or incur any liabilities (including contingent obligations) to acquire (i) the securities (whether debt or equity) of, or other interests in, a Person, or (ii) all or substantially all of the properties or assets of a Person; or (b) make, or incur any liabilities (including contingent obligations) to make, any loans, advances, capital contributions, or transfers of property to a Person except:

                  (i) Borrower may acquire (or incur any liability (including any contingent obligation) to acquire):

                        (x) direct obligations of the United States or any of
            its agencies or obligations fully guaranteed by the United States, provided that such obligations mature within two years from the date acquired;

                        (y) certificates of deposit which mature within one year
            from the date of purchase and are issued by any Lender, any Approved Bank or any other commercial bank or trust company (A) organized under the laws of the United States or any of its states, (B) having consolidated capital, surplus and undivided profits aggregating at least $500,000,000 and (C) whose senior debt securities are rated "A" or better by Standard & Poor's Ratings Group or an equivalent rating from another nationally recognized credit rating agency;




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
                        (z) commercial paper given an "A-1" rating or better by
            Standard & Poor's Ratings Group or an equivalent rating by another nationally recognized credit rating agency and maturing not more than 270 days from the date acquired;

                  (ii) Borrower may create or acquire Accounts, if created or acquired in its ordinary course of business and payable or dischargeable in accordance with the customary trade terms of Borrower;

                  (iii) Borrower may make (or incur any liability (including any contingent obligation) to make) loans and advances to employees for moving and travel expenses and other similar expenses and bridge loans for the purchase of homes, in each case incurred in the ordinary course of business, in an aggregate principal amount not to exceed $250,000 at any time outstanding (determined without respect to any write-down or write-off of any such loans or advances);

                  (iv) Borrower may acquire (or incur any liability (including any contingent obligation) to acquire) investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (v) Borrower may make (or incur any liability (including any contingent obligation) to make) any transfer of property (not constituting an advance, loan, or capital contribution) otherwise permitted pursuant to
      Section 7.4;

                  (vi) Borrower may acquire (or incur any liability (including any contingent obligation) to acquire) consideration received pursuant to conveyances, sales, leases, assignments, transfers, or other dispositions of assets to the extent such conveyances, sales, leases, assignments, transfers, or other dispositions are permitted pursuant to Section 7.4;

                  (vii) Borrower may make (or incur any liability (including any contingent obligation) to make) additional investments, not otherwise permitted pursuant to this Section 7.13, which together with all such other investments of Borrower does not exceed $250,000 at one time outstanding;

                  (viii)Borrower may hold the Tax Loan Notes; and

                  (ix) Borrower may perform its obligations under the Plan of Reorganization;

provided, however, that Borrower's right, title and interest in any loan or investment described in clauses (i), (iii), (iv), (vi), (vii) and (viii) shall constitute Collateral hereunder



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
and Agent's Lien therein, for the benefit of the Lender Group, shall be perfected (except to the extent specified in clause (b) of the proviso to Section 4.4).

            7.14 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for (a) transactions that are (i) in the ordinary course of Borrower's business or fully disclosed to Agent, (ii) upon fair and reasonable terms, and
(iii) no less favorable to Borrower than would be obtained in an arm's length transaction with a non-Affiliate; and (b) transactions required by, or permitted pursuant to Sections (XI)(D), (XI)(F), (XII)(A)(2), (XII)(B), and (XII)(C), of the Plan of Reorganization; (c) advances or loans to any Affiliate of Borrower permitted by clauses (vi) and (viii) of Section 7.13; and (d) payment of directors' fees or compensation (including fringe benefits) consistent with past practice to any officer or director of Borrower, or as set forth in Schedule 7.14.

            7.15 SUSPENSION. Suspend or go out of a substantial portion of its business.

            7.16 CONSIGNED INVENTORY. Acquire or possess Inventory on consignment or "memorandum", or sell such Inventory, unless the consignor with respect thereto has entered into a consignment agreement substantially in the form attached hereto as Exhibit 7.16 and acceptable to Agent, waiving any liens or claims to cash and cash proceeds arising out of the sale of such consigned Inventory.

            7.17 USE OF PROCEEDS. Use (a) the proceeds of the Advances for any purpose other than (i) on the Closing Date, (y) to repay in full the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lender, and make other distributions required under the Plan of Reorganization and (z) to pay transactional costs and expenses incurred in connection with this Agreement, and (ii) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes.

            7.18 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT WITH BAILEES. Relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Agent and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Lien of Agent (for the benefit of the Lender Group) and also provides to Agent a Collateral Access Agreement with respect to such new location. Except as specifically allowed by Section 6.12, the Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Agent's prior written consent.

            7.19 NO PROHIBITED TRANSACTIONS UNDER ERISA. Directly or indirectly:

                  (a) engage, or permit any Subsidiary of Borrower to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class



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
exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

                  (b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;

                  (c) fail, or permit any Subsidiary of Borrower to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

                  (d) terminate, or permit any Subsidiary of Borrower to terminate, any Benefit Plan where such event would result in any liability of Borrower, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA;

                  (e) fail, or permit any Subsidiary of Borrower to fail, to make any required contribution or payment to any Multiemployer Plan;

                  (f) fail, or permit any Subsidiary of Borrower to fail, to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such installment or other payment;

                  (g) amend, or permit any Subsidiary of Borrower to amend, a Plan resulting in an increase in current liability for the plan year such that either of Borrower, any Subsidiary of Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

                  (h) withdraw, or permit any Subsidiary of Borrower to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;

which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of Borrower, any of its Subsidiaries or any ERISA Affiliate in excess of $100,000.

            7.20  FINANCIAL COVENANTS.  Fail to maintain:

                  (a) Credit Sales Ratio. At any time that Advances are being made under Section 2.1(a)(x), a Credit Sales Ratio of less than 65% as of the end of any month through and including May 1999, or 60% as of the end of any month thereafter; provided, however, that Borrower shall not be deemed to have breached the terms of this Section 7.20 (a) if the Required Lenders waive compliance in writing within 15 Business Days.




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
                  (b) Tangible Net Worth. Tangible Net Worth of at least $31,000,000, measured on a fiscal quarter-end basis commencing with Borrower's fiscal quarter ending February 28, 1999.

            7.21 CAPITAL EXPENDITURES. Make capital expenditures in any fiscal year in excess of the following amounts for the following Fiscal Years (each a "Capital Budget"):

                  (a)   $10,000,000 in Borrower's Fiscal Year ending 1999;

                  (b) $20,000,000 in the aggregate for Borrower's Fiscal Years ending 1999 and 2000; and

                  (c) for each of Borrower's Fiscal Years commencing with its Fiscal Year ending 2001, $7,500,000 plus 50% of the unused portion of the prior Fiscal Year's Capital Budget.

            7.22 CREDIT POLICIES. Except as required by law, prior to effectiveness of exercise of the Reduction Option, make any material change in its credit policy as in effect on the Closing Date without the prior review and approval of Required Lenders (such review and approval not to be unreasonably withheld or delayed).

            7.23 REORGANIZATION TRANSACTIONS. Notwithstanding any other provision of this Agreement, Borrower may execute and deliver and carry out its obligations under the Plan of Reorganization and the Plan Documents (as defined therein).

      8.    EVENTS OF DEFAULT.

            Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

            8.1 If Borrower fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations);

            8.2 If Borrower fails to perform, keep, or observe: (a) any term, provision, condition, covenant, or agreement contained in Sections 6.2, 6.3, 6.7, 6.12, 6.13, 6.14, and 6.15 and such failure continues for a period of five days after the date of such failure or neglect; (b) any term, provision, condition, covenant, or agreement contained in Sections 6.4, 6.6, 6.8, or 6.9, and such failure continues for a period of 15 days after the date of such failure or neglect; or (c) any other term, provision, condition, covenant, or agreement contained in this Agreement, in any of the other Loan Documents (other than any such term, provision, condition, covenant, or agreement that is the subject of another provision of this Article 8);



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
            8.3   If there is a Material Adverse Change;

            8.4 If any material portion of Borrower's properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person;

            8.5   If an Insolvency Proceeding is commenced by Borrower;

            8.6 If an Insolvency Proceeding is commenced against Borrower and any of the following events occur: (a) Borrower consents to the institution of the Insolvency Proceeding against it; (b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, the Lender Group shall be relieved of its obligation to extend credit hereunder;
(d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower; or (e) an order for relief shall have been issued or entered therein;

            8.7 If Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

            8.8 If a notice of Lien, levy, or assessment is filed of record with respect to any of Borrower's properties or assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of Borrower's properties or assets and the same is not paid on the payment date thereof, provided, however, that no such notice of Lien, levy, or assessment, and no such Lien, shall constitute an Event of Default under this Section 8.8 to the extent that such Borrower is diligently pursuing the cure thereof by appropriate means and that (a) the aggregate amount in respect of all such Liens or notices under this provision is less than $100,000; (b) such Lien, levy, or assessment is not a federal tax lien; and (c) such Lien, levy, or assessment is satisfied within 30 days of the date that it arose; provided, further, however, that Agent may establish a reserve as provided under Section 10 during the pendency of such period;

            8.9 If a judgment or other claim becomes a Lien or encumbrance upon any material portion of Borrower's properties or assets; provided, however, that no such Lien or encumbrance shall constitute an Event of Default under this
Section 8.9 to the extent that Borrower is diligently pursuing the cure thereof by appropriate means and that (a) the aggregate amount of all judgments and claims subject to such Liens or encumbrances does not exceed at any one time $100,000; and (b) such Lien or encumbrance is satisfied or released within 30 days of the date thereof; provided further, however, that Agent may establish a reserve as provided in Section 10 during the pendency of such period;




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
            8.10 If there is a default in any material agreement to which Borrower is a party with one or more third Persons and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of Borrower's obligations thereunder or any such Person has accelerated any such obligations and the aggregate of such obligations so due at final maturity or to become due upon acceleration under all such agreements in this
Section 8.10 exceeds $500,000 with respect to obligations on real property leases; or $100,000 with respect to all other obligations.

            8.11 If Borrower makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

            8.12 If any material misstatement or material misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to the Lender Group by Borrower or any officer, employee, agent, or director of Borrower, or if any such warranty or representation is withdrawn; or

            8.13 If the obligation of any guarantor under its guaranty or other third Person under any Loan Document is limited or terminated by operation of law or by the guarantor or other third Person thereunder, or any such guarantor or other third Person becomes the subject of an Insolvency Proceeding.

      9.    THE LENDER GROUP'S RIGHTS AND REMEDIES.

            9.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default Agent may, pursuant to Sections 17.4 and 17.5, without notice of its election and without demand (unless otherwise provided below), do any one or more of the following, all of which are authorized by Borrower:

                  (a) Upon concurrent written notice to Borrower, declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                  (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and the Lender Group;

                  (c) Upon concurrent written notice to Borrower, terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the



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
Lender Group, but without affecting the Lender Group's rights and security interests in the Collateral and without affecting the Obligations;

                  (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit Borrower's Loan Account with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

                  (e) Cause Borrower to hold all returned Inventory in trust for the Lender Group, segregate all returned Inventory from all other property of Borrower or in Borrower's possession and conspicuously label said returned Inventory as the property of the Lender Group;

                  (f) Without notice to or demand upon Borrower or any guarantor, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Collateral if Agent so requires, and to make the Collateral available to Agent as Agent may designate. Borrower authorizes Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Agent's determination appears to conflict with the Liens of Agent (for the benefit of the Lender Group) in the Collateral and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned or leased premises, Borrower hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

                  (g) Without notice to Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9505 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by the Lender Group (including any amounts received in the Lockbox Accounts), or
(ii) indebtedness at any time owing to or for the credit or the account of Borrower held by the Lender Group;

                  (h) Hold, as cash collateral, any and all balances and deposits of Borrower held by the Lender Group, and any amounts received in the Lockbox Accounts, to secure the full and final repayment of all of the Obligations;

                  (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Agent is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and Borrower's



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
rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit;

                  (j) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Agent determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

                  (k) Agent shall give notice of the disposition of the Collateral as follows:

                        (A) Agent shall give Borrower and each holder of a security interest in the Collateral who has filed with Agent a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made;

                        (B) The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 12, at least 5 days before the date fixed for the sale, or at least 5 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Borrower claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Agent;

                        (C) If the sale is to be a public sale, Agent also shall give notice of the time and place by publishing a notice one time at least 5 days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

                  (l)   Agent may credit bid and purchase at any public sale;
and

                  (m) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Agent to Borrower.

            9.2 REMEDIES CUMULATIVE. The Lender Group's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.




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
      10.   TAXES AND EXPENSES.

            If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Agent determines that such failure by Borrower could reasonably be expected to result in a Material Adverse Change, in its discretion and without prior notice to Borrower, Agent may do any or all of the following: (a) make payment of the same or any part thereof unless such payment obligations are the subject of a Permitted Protest; (b) set up such reserves in Borrower's Loan Account as Agent deems necessary to protect the Lender Group from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in
Section 6.10, and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses. Any such payments made by Agent shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing unless any Borrower has notified Agent as to the existence of a Permitted Protest with respect thereto.

      11.   WAIVERS; INDEMNIFICATION.

            11.1 DEMAND; PROTEST; ETC. Except as expressly provided in Section
9.1 or elsewhere herein, Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, and notice of nonpayment at maturity.

            11.2 THE LENDER GROUP'S LIABILITY FOR COLLATERAL. So long as the Lender Group complies with its obligations, if any, under Section 9207 of the Code, the Lender Group shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

            11.3 INDEMNIFICATION. Borrower shall pay, indemnify, defend, and hold each Agent-Related Person, each Lender, each Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein,



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and with respect to any investigation, litigation, or proceeding related to this
Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). Borrower shall have no obligation to any Indemnified Person under this Section
11.3 with respect to any Indemnified Liability (i) that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person or (ii) arising from the unexcused breach of any commitment or legal obligation of such Indemnified Party to any person (including Borrower). Each of the Agent, each Lender, and each Participant agrees that in the event that any investigation, litigation, or proceeding is asserted or threatened in writing or instituted against it or any other Indemnified Party, or any remedial, removal, or response action is requested of it or any of its officers, directors, agents, and employees, for which any Indemnified Party may desire indemnity or defense under this Section 11.3, such Indemnified Party shall use its best efforts to promptly notify Borrower in writing that it desires such indemnity or defense; provided, however, that the failure to timely provide such notification shall not impair the indemnification rights of the Indemnified Persons hereunder. This provision shall survive the termination of this Agreement and the repayment of the Obligations.

      12.   NOTICES.

            Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telefacsimile to Borrower or to Agent, as the case may be, at its address set forth below:

      IF TO BORROWER:         SAMUELS JEWELERS, INC.
                              Semicon Park, Bldg. 2
                              2914 Montopolis Drive
                              Austin, Texas  78741
                              Attn: E. Peter Healey
                              Fax No. (512) 369-1515

      WITH COPIES TO:         WEIL, GOTSHAL & MANGES LLP
                              700 Louisiana, Suite 1600
                              Houston, Texas  77002
                              Attn:  Charles E. Harrell, Esq.
                              Fax No.  (713) 224-9511




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
      IF TO AGENT OR THE      FOOTHILL CAPITAL CORPORATION
      LENDER GROUP IN CASE    11111 Santa Monica Boulevard
      OF AGENT:               Suite 1500
                              Los Angeles, California 90025-3333
                              Attn: Business Finance Division Manager
                              Fax No. 310.478.9788

      with copies to:         BUCHALTER, NEMER, FIELDS & YOUNGER
                              601 South Figueroa Street
                              Suite 2400
                              Los Angeles, California 90017
                              Attn:  Robert C. Colton, Esq.
                              Fax No. 213.896.0400

            The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 12, other than notices by Agent in connection with Sections 9504 or 9505 of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by Agent in connection with Sections 9504 or 9505 of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or other similar method set forth above.

      13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

            THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA OR, AT THE SOLE OPTION OF THE LENDER GROUP, IN ANY OTHER COURT IN WHICH THE LENDER GROUP SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY; PROVIDED, HOWEVER, THAT TO THE EXTENT THAT THE BANKRUPTCY COURT HAS RETAINED JURISDICTION OVER CERTAIN MATTERS, SUCH MATTERS SHALL BE TRIED AND LITIGATED IN THE BANKRUPTCY COURT. BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW,



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ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO
OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS
SECTION 13. TO THE EXTENT PERMITTED BY LAW, BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVES THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

      14.   DESTRUCTION OF BORROWER'S DOCUMENTS.

            All documents, schedules, invoices, agings, or other papers delivered to Agent (other than any Negotiable Collateral) may be destroyed or otherwise disposed of by Agent 4 months after they are delivered to or received by Agent, unless Borrower requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at Borrower's expense, for their return.

      15.   ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

            15.1  ASSIGNMENTS AND PARTICIPATIONS.

                  (a) Any Lender may, with the written consent of Agent, assign and delegate to one or more Eligible Transferees (each an "Assignee") all, or any ratable part, of the Obligations, the Commitments, and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum Commitment amount (if such assignment is a partial assignment) of $5,000,000; provided, however, that Borrower and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, shall have been given to Borrower and Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to Borrower and Agent a fully executed Assignment and Acceptance ("Assignment and Acceptance") in the form of Exhibit 15.1; and (iii) the assignor Lender or Assignee has paid to Agent for Agent's sole and separate account a processing fee in the amount of $2,500. Anything contained herein to the contrary notwithstanding, the consent of Agent shall not be required (and payment of any fees shall not be required) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender.




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
                  (b) From and after the date that Agent notifies the assignor Lender that it has received a fully executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto).

                  (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement or any other Loan Document furnished pursuant hereto; (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any guarantor or the performance or observance by Borrower or any guarantor of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such Assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (6) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments of the Assignor and Assignee arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitment of the assigning Lender pro tanto.

                  (e) Any Lender may at any time, with the written consent of Agent, which consent shall not be unreasonably withheld, sell to one or more Persons (a "Participant") participating interests in the Obligations, the Commitment, and the other rights



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
and interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations,
(iii) Borrowers and Agent shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Originating Lender shall transfer or grant any participating interest under which the Participant has any right to consent to any departure by Borrower or the Lender Group from any provision of this Agreement or any Loan Documents, or to the exercising or refraining from exercising of any powers or rights which any Lender may have under or in respect of the Loan Documents (including, without limitation, the right to enforce the Obligations hereunder), or to approve or prohibit any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating; (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating; (C) release all or a material portion of the Collateral (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating;
(D) postpone the payment of, or reduce the amount of, the interest or fees payable hereunder in which such Participant is participating; or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums in respect of the Obligations hereunder in which such Participant is participating; and (v) all amounts payable by Borrower hereunder shall be determined as if such Originating Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided, however, that no Participant may exercise any such right of setoff without the notice to and consent of Agent. The rights of any Participant shall only be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any direct rights as to the other Lenders, Agent, Borrower, the Collections, the Collateral, or otherwise in respect of the Advances or the Letters of Credit. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves. The provisions of this Section 15.1(e) are solely for the benefit of the Lender Group, and Borrower shall have no rights as a third party beneficiary of any of such provisions and shall not have its rights or obligations under any of the Loan Documents increased, decreased, or otherwise affected by any participation.

                  (f) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose to a third party all documents and information which it now or hereafter may have relating to Borrower or Borrower's business so long as such third party agrees in writing to the provisions of Section 17.16(d) in respect thereof.




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
                  (g) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

            15.2 SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void. No consent to assignment by the Lenders shall release Borrower from its Obligations. A Lender may assign this Agreement and its rights and duties hereunder pursuant to Section 15.1 and, except as expressly required pursuant to Section 15.1(a), no consent or approval by Borrower is required in connection with any such assignment; provided, however, that no such assignment shall be effective against Borrower until such Lender shall have notified Borrower of the identity of the Assignee and the extent of the Assignee's interest under this Agreement and in the Obligations.

      16.   AMENDMENTS; WAIVERS.

            16.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and Borrower and acknowledged by Agent, do any of the following:

                  (a)   increase or extend the Commitment of any Lender;

                  (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

                  (c) reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

                  (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances which is required for the Lenders or any of them to take any action hereunder;




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
                  (e) increase the advance rate with respect to Advances (except for the restoration of an advance rate after the prior reduction thereof), or change Section 2.1(b);

                  (f) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders;

                  (g) release Collateral other than as permitted by Section
17.11;

                  (h)   change the definition of "Required Lenders";

                  (i) release Borrower from any Obligation for the payment of money; or

                  (j)   amend any of the provisions of Article 17;

and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by Agent, affect the rights or duties of Agent under this Agreement or any other Loan Document; and, provided further, that the limitation contained in clause (e) above shall not be deemed to limit the ability of Agent to make Advances or Agent Loans, as applicable, in accordance with the provisions of Sections 2.1(g), (h), or (l). The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of or with respect to any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrower, shall not require consent by or the agreement of Borrower.

            16.2 NO WAIVERS; CUMULATIVE REMEDIES. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement, any other Loan Document, or any present or future supplement hereto or thereto, or in any other agreement between or among Borrower and Agent and/or any Lender, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or the Lenders on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrower of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy which Agent or any Lender may have.

      17.   AGENT; THE LENDER GROUP.

            17.1 APPOINTMENT AND AUTHORIZATION OF AGENT. Each Lender hereby designates and appoints Foothill as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably



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incidental thereto. Agent agrees to act as such on the express conditions contained in this Article 17. The provisions of this Article 17 are solely for the benefit of Agent and the Lenders, and Borrower shall not have any rights as a third party beneficiary of, or have any of Borrower's obligations or rights increased, decreased, or otherwise affected by, any of the provisions contained in this Article 17; provided, however, that the provisions of Sections 17.9, 17.10, 17.11, and 17.16(d) also shall be for the benefit of Borrower. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which Agent is expressly entitled to take or assert under or pursuant to this Agreement and the other Loan Documents, including making the determinations contemplated by Section 2.1(b). Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Advances, the Collateral, the Collections, and related matters; (b) execute and/or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim for Lenders, notices and other written agreements with respect to the Loan Documents; (c) make Advances for itself or on behalf of Lenders as provided in the Loan Documents; (d) exclusively receive, apply, and distribute the Collections as provided in the Loan Documents; (e) open and maintain such bank accounts and lock boxes as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections; (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrower, the Advances, the Collateral, the Collections, or otherwise related to any of same as provided in the Loan Documents; and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

            17.2 DELEGATION OF DUTIES. Except as otherwise provided in this Section, Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees, or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made in compliance with this Section and without gross negligence or willful misconduct. The foregoing notwithstanding, Agent shall not make any material delegation of duties to subagents or non-employee delegees without the prior written consent of Required Lenders (it being understood that routine delegation of such administrative matters as filing financing statements, or conducting appraisals or audits, is not viewed as a material delegation that requires prior Required Lender approval).



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
            17.3 LIABILITY OF AGENT-RELATED PERSONS. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or, (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Borrower, or any Subsidiary or Affiliate of Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement, or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrowers or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books, or records of Borrower, or any of Borrower's Subsidiaries or Affiliates.

            17.4 RELIANCE BY AGENT. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower or counsel to any Lender), independent accountants, and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders or all Lenders, as applicable, and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable so long as it is not grossly negligent or guilty of wilful misconduct. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all Lenders, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

            17.5 NOTICE OF DEFAULT OR EVENT OF DEFAULT. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of Agent or the Lenders, except with respect to actual knowledge of the existence of an Overadvance, and except with respect to Defaults and Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has, or is deemed to have, actual knowledge. If any Lender obtains actual knowledge of any Event



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of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 17.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders; provided, however, that:

                  (a) At all times, Agent may propose and, with the consent of Required Lenders (which shall not be unreasonably withheld and which shall be deemed to have been given by a Lender unless such Lender has notified Agent to the contrary in writing within three days of notification of such proposed actions by Agent) exercise, any remedies on behalf of the Lender Group; and

                  (b) At all times, once Required Lenders or all Lenders, as the case may be, have approved the exercise of a particular remedy or pursuit of a course of action, Agent may, but shall not be obligated to, make all administrative decisions in connection therewith or take all other actions reasonably incidental thereto (for example, if the Required Lenders approve the foreclosure of certain Collateral, Agent shall not be required to seek consent for the administrative aspects of conducting such sale or handling of such Collateral).

            17.6 CREDIT DECISION. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrowers and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition, and creditworthiness of Borrower and any other Person (other than the Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals, and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition, and creditworthiness of Borrower, and any other Person (other than the Lender Group) party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition, or creditworthiness of Borrower, and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

            17.7 COSTS AND EXPENSES; INDEMNIFICATION. Agent may incur and pay Lender Group Expenses to the extent Agent deems reasonably necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan



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
Documents, including without limiting the generality of the foregoing, but subject to any requirements of the Loan Documents that it obtain any applicable consents or engage in any required consultation, court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower is obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from Collections to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from Collections, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence, bad faith, or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section 17.7 shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

            17.8 AGENT IN INDIVIDUAL CAPACITY. Foothill and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests, in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though Foothill were not Agent hereunder without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Foothill and its Affiliates may receive information regarding Borrower or their Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall be under no obligation to provide such information to them. With respect to the Agent Loans and Agent Advances, Foothill shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Agent, and the terms "Lender" and "Lenders" include Foothill in its individual capacity.




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
            17.9 SUCCESSOR AGENT. Agent may resign as Agent following notice of such resignation ("Notice") to the Lenders and Borrower, and effective upon the appointment of and acceptance of such appointment by, a successor Agent. If Agent resigns under this Agreement, the Required Lenders shall appoint any Lender or Eligible Transferee as successor Agent for the Lenders. If no successor Agent is appointed within 30 days of such retiring Agent's Notice, Agent may appoint any Lender or Eligible Transferee as successor Agent, after consulting with the Lenders and Borrower. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 17 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

            17.10 WITHHOLDING TAX.

                  (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Borrower, to deliver to Agent and
Borrower:

                        (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                        (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                        (iii) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees to promptly notify Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                  (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower, such Lender agrees to notify Agent and Borrower of the percentage amount in



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
which it is no longer the beneficial owner of Obligations of Borrower to such Lender. To the extent of such percentage amount, Agent and Borrower will treat such Lender's IRS Form 1001 as no longer valid.

                  (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the IRC.

                  (d) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                  (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent or Borrower did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent and Borrower of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify Agent and Borrower fully for all amounts paid, directly or indirectly, by Agent or Borrower as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent or Borrower under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation of Agent.

            17.11 COLLATERAL MATTERS.

                  (a) The Lenders hereby irrevocably authorize Agent, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Obligations; and upon such termination and payment Agent shall deliver to Borrower, at Borrower's sole cost and expense, all UCC termination statements and any other documents necessary to terminate the Loan Documents and release the Liens with respect to the Collateral; (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies to Agent that the sale or disposition is permitted under Section 7.4 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which Borrower owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to Borrower under a lease that has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not release any Lien on any Collateral without the prior



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
written authorization of the Lenders. Upon request by Agent or Borrower at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 17.11; provided, however, that (i) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released), upon (or obligations of Borrower in respect of) all interests retained by Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                  (b) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrower, is cared for, protected, or insured or has been encumbered, or that the Liens of the Agent (for the benefit of the Lender Group) have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

            17.12 RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS.

                  (a) Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations any amounts owing by such Lender to Borrower or any accounts of Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

                  (b) Subject to Section 17.8, if, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of Borrower to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender's Pro Rata Share of all such distributions by Agent, such Lender shall promptly (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in same day funds, as



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
applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or
(2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

            17.13 AGENCY FOR PERFECTION. Agent and each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Liens of the Lender Group in assets which, in accordance with Division 9 of the UCC can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

            17.14 PAYMENTS BY AGENT TO THE LENDERS. All payments to be made by Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to the instructions set forth on Schedule C-1, or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on revolving advances or otherwise.

            17.15 CONCERNING THE COLLATERAL AND RELATED LOAN DOCUMENTS. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the ratable benefit (subject to Sections 2.5(b) and 4.1) of the Lender Group. Each member of the Lender Group agrees that any action taken by Agent, Required Lenders, or all Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent, Required Lenders, or all Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

            17.16 FIELD AUDITS AND EXAMINATION REPORTS; CONFIDENTIALITY; DISCLAIMERS BY LENDERS; OTHER REPORTS AND INFORMATION. By signing this Agreement, each Lender:

                  (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by Agent, and Agent shall so furnish each Lender with such Reports;




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                  (b) expressly agrees and acknowledges that Agent (i) does not make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report;

                  (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrower and will rely significantly upon Borrower's books and records, as well as on representations of Borrower's personnel;

                  (d) agrees to keep all Reports and other material information obtained by it pursuant to the requirements of this Agreement in accordance with its reasonable customary procedures for handling confidential information; it being understood and agreed by Borrower that in any event such Lender may make disclosures (i) reasonably required by any bona fide potential or actual Assignee, transferee, or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender's rights hereunder so long as such third party agrees in writing to the provisions of this Section 17.16(d) in respect thereof, (ii) of information that has become public by disclosures made by Persons other than such Lender, its Affiliates, assignees, transferees, or participants, or (iii) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; provided, however, that, unless prohibited by applicable law, statute, regulation, or court order, such Lender shall notify Borrower of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof; and

                  (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrower; and (ii) to pay and protect, and indemnify, defend, and hold Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including, attorney costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrower to Agent, and, upon receipt of such request, Agent shall provide a copy of same to such Lender promptly upon receipt thereof; (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from



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
Borrower, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of Borrower the additional reports or information specified by such Lender, and, upon receipt thereof, Agent promptly shall provide a copy of same to such Lender; and (z) any time that Agent renders to Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

            17.17 SEVERAL OBLIGATIONS; NO LIABILITY. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any Advances shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such Advances not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 17.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make Advances, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

      18.   GENERAL PROVISIONS.

            18.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrower and the Lender Group.

            18.2 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

            18.3 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Lender Group or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

            18.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.




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            18.5 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be
executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

            18.6 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by Borrower or any guarantor of the Obligations or the transfer by any or all of such parties to the Lender Group of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrower or such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.





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
            18.7 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in Los Angeles, California.


                              SAMUELS JEWELERS, INC.,
                              a Delaware corporation


                              By: /s/ E. Peter Healey
                                ------------------------------------------------
                              Title: Executive Vice President,
                                     Chief Financial Officer and
                                     Secretary



                              FOOTHILL CAPITAL CORPORATION,
                              a California corporation, as Agent and as a Lender


                              By: /s/ Brian Duffy
                                 -----------------------------------------------
                              Title: Vice President

                           COMMITMENTS ON CLOSING DATE
                           ---------------------------



Foothill Capital Corporation                                    $50,000,000




                                                                -----------
Total                                                           $50,000,000









                              SCHEDULE C-1
                              ------------

                    COMPLIANCE CERTIFICATE SAMPLE COPY
                 (LOAN AND SECURITY AGREEMENT SECTION 6.3)




Date _______________, 199_



FOOTHILL CAPITAL CORPORATION
111111 Santa Monica Boulevard, Suite 1500
Santa Monica, California 90025-3333
Attention:  ________________________

RE: LOAN AND SECURITY AGREEMENT, DATED AS OF ______________ ___, 1998 (THE "AGREEMENT") BY AND BETWEEN FOOTHILL CAPITAL CORPORATION AS AGENT ("AGENT") FOR CERTAIN FINANCIAL INSTITUTIONS AND SAMUELS JEWELERS ("BORROWER").

Dear _______________:

In accordance with Section 6.3 of the Agreement, this letter shall serve as certification to Agent that to the best of my knowledge: (i) all financial statements delivered to Agent under the Agreement have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly represent the financial condition of Borrower, (ii) the representations and warranties of Borrower set forth in the Agreement and other Loan Documents are true and correct in all material respects on and as of the date of this certification, as though made on and as of the date hereof (except to the extent that such representations and warranties relate solely to a date prior to the date hereof) (iii) as demonstrated on Exhibit 1 attached hereto, Borrower is in compliance with each of its financial covenants set forth in Sections 7.20 and
7.21 of the Agreement as of the date of this certification, and (iv) there does not exist as of the date hereof any condition or event that constitutes a Default or Event of Default. Such certification is made as of the fiscal month ending ______________, 199___.


Sincerely,



Chief Financial Officer





                                EXHIBIT C-1
                                -----------